Filed pursuant to Rule 424(b)(4)
Registration Statement Number 333-187794

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 27, 2015

Prospectus Supplement
(To Prospectus dated May 21, 2015)

1,900,000 Shares

Macquarie Infrastructure Corporation

Macquarie Infrastructure Management (USA) Inc., our manager and the selling shareholder in this offering (our “Manager” or the “selling shareholder”), is offering 1,900,000 shares of our common stock, par value $0.001 per share, which we refer to as shares. We will not receive any proceeds from the sale of the shares by the selling shareholder.

Our shares trade on the New York Stock Exchange, or the NYSE, under the symbol “MIC.” The last reported trading price of our shares on May 26, 2015, was $84.91.

Investing in our shares involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

The underwriter has agreed to purchase the shares from the selling shareholder at a price equal to $      per share, for an aggregate price of $     (assuming no exercise of the underwriter’s option to purchase additional shares), subject to the terms and conditions in the underwriting agreement among the underwriter, the selling shareholder and us.

The underwriter proposes to offer the shares from time to time for sale in one or more negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to the market prices at the time of the sale or at negotiated prices. See “Underwriting.”

The selling shareholder has granted the underwriter the option to purchase up to 285,000 additional shares on the same terms and conditions, within 30 days of the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares on or about            , 2015.

J.P. Morgan

Prospectus Supplement dated            , 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

We and the selling shareholder have not, and the underwriter has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any information or

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representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any such free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus and any such free writing prospectus are delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our shares by the selling shareholder and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated May 21, 2015, which we refer to as the accompanying prospectus, which gives more general information about our shares that we may offer from time to time. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus provided by us or on our behalf. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed with the Securities and Exchange Commission, or the SEC, and is incorporated into this prospectus by reference, on the other hand, the information in this prospectus supplement shall control. We and the selling shareholder have not, and the underwriter has not, authorized any other person to provide you with different information or representations.

INDUSTRY AND MARKET DATA

In this prospectus supplement and the accompanying prospectus (and the documents incorporated by reference herein or therein), we rely on and refer to information and statistics regarding market data and the industries of our businesses and investments obtained from market research, independent industry publications and other publicly available information. We believe this information is reliable but we have not independently verified it. In addition, we have made statements in this prospectus supplement and the accompanying prospectus regarding our industry and our position in the industry based on our experience in the industry and our own evaluation of market conditions.

FORWARD-LOOKING STATEMENTS

We have included in or incorporated by reference into this prospectus supplement certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Prospectus Supplement Summary — Macquarie Infrastructure Corporation” and “Risk Factors,” as well as those contained in any applicable prospectus supplement and the accompanying prospectus or in any document incorporated by reference into this prospectus supplement and the accompanying prospectus such as our Annual Report on Form 10-K for the year ended December 31, 2014. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.

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Forward-looking statements in this prospectus supplement and accompanying prospectus (including any documents incorporated by reference herein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

•	changes in general economic, business or demographic conditions or trends in the United States or changes in the political environment, level of travel or construction or transportation costs, including changes in interest rates and price levels;
•	the ability to service, comply with the terms of and refinance at maturity our substantial indebtedness;
•	disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions;
•	the regulatory environment, including U.S. energy policy, and the ability to estimate compliance costs, comply with any policy changes, rates implemented by regulators, and the relationships and rights under and contracts with governmental agencies and authorities;
•	sudden or extreme volatility in commodity prices;
•	changes in U.S. domestic demand for chemical, petroleum and vegetable and animal oil products, the relative availability of tank storage capacity and the extent to which such products are imported or exported;
•	changes in patterns of commercial or general aviation air travel, including variations in customer demand;
•	technological innovations leading to a change in energy, production, distribution and consumption patterns;
•	fluctuations in fuel costs, or the costs of supplies upon which the gas processing and distribution business is dependent, and the ability to recover increases in these costs from customers;
•	the ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operation of the barges upon which our gas processing and distribution business is dependent;
•	the ability to make, finance and integrate acquisitions and the quality of financial information and systems of acquired entities, including, without limitation, the acquisition of Bayonne Energy Center;
•	the ability to implement operating and internal growth strategies;
•	the competitive environment for attractive acquisition opportunities;
•	environmental risks, including the impact of climate change and weather conditions;
•	the impact of weather events, including hurricanes, tornadoes and/or seasonal extremes;
•	changes in electricity or other energy costs, including natural gas pricing;
•	unplanned outage and/or failures of technical and mechanical systems;
•	payment of performance fees to our Manager, if any, that could reduce distributable cash, if paid in cash, or could dilute existing shareholders if satisfied through the issuance of shares;
•	changes in the current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law and the qualification of income and gains for such treatment;
•	work interruptions or other labor stoppages;
•	the inability of principal off-takers in the contracted power businesses to take and/or pay for the energy supplied;

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•	our Manager’s affiliation with the Macquarie Group, or equity market sentiment with respect to our Manager or the Macquarie Group generally, either of which may affect the market price of the shares;
•	the limited ability to remove our Manager for underperformance and our Manager’s right to resign;
•	unanticipated or unusual behavior of municipalities and states brought about by financial distress;
•	the extent to which federal spending cuts, including those resulting from sequestration, reduce the U.S. military presence on Hawaii or flight activity at airports on which Atlantic Aviation operates; and
•	other events or occurrences that may limit the ability to pay or increase a dividend.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement such as our Annual Report on Form 10-K for the year ended December 31, 2014. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus supplement (including any documents incorporated by reference herein) may not occur. These forward-looking statements are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, consult further disclosures we may make in future filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” beginning on page S-15 of this prospectus supplement and page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to invest in our shares.

Macquarie Infrastructure Corporation, a Delaware corporation, is the successor to Macquarie Infrastructure Company LLC (“MIC LLC”) pursuant to the conversion (the “Conversion”) of MIC LLC into a Delaware corporation on May 21, 2015. MIC LLC was formed on April 13, 2004. Except as otherwise specified, all references in this prospectus supplement to “MIC,” “the Company,” “our Company,” “we,” “us,” and “our” refer (i) from and after the time of the Conversion, to Macquarie Infrastructure Corporation and its subsidiaries and (ii) prior to the Conversion, to our predecessor MIC LLC and its subsidiaries. Macquarie Infrastructure Management (USA) Inc., the selling shareholder in this offering, which we refer to as our Manager, is part of the Macquarie Group, comprising Macquarie Group Limited and its subsidiaries and affiliates worldwide.

Macquarie Infrastructure Corporation

We own, operate and invest in a diversified group of infrastructure businesses that provide services to businesses and individuals primarily in the United States. The businesses we own and operate include:

•	International Matex Tank Terminals or IMTT: a bulk liquid terminals business that provides bulk liquid storage, handling and other services at ten marine terminals in the United States and two in Canada and is one of the larger participants in this industry in the U.S., based on storage capacity;
•	Atlantic Aviation: a network of aviation fixed-base operations (“FBOs”) that provide fuel, terminal, aircraft hangaring and other services primarily to owners and operators of general aviation (“GA”) aircraft at 69 airports in the U.S.;
•	Contracted Power and Energy segment, or CP&E: controlling interests in solar, wind and gas-fired power generation facilities in the U.S.; and
•	Hawaii Gas: a gas energy company processing and distributing gas and providing related services in Hawaii.

Our businesses generally operate in sectors of infrastructure with barriers to entry, including high initial development and construction costs, long-term contracts or the requirement to obtain government approvals and a lack of immediate cost-effective alternatives to the services provided. Overall they tend to generate sustainable, stable and growing cash flows over the long term.

Dividends

We view MIC as a total return investment opportunity. In particular, we believe that the growth in Free Cash Flow generated by our businesses could result in dividends per share growing at 14% for at least the next two years. Consistent with that view, and subject to the discretion of our Board of Directors as noted below, we currently intend to maintain a payout ratio between 80% and 85% of the Free Cash Flow generated by our business in the form of a quarterly cash dividend to our shareholders. We define Free Cash Flow as cash from operating activities, which reflects cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital. From 2007 through 2014, our underlying proportionately combined Free Cash Flow per share grew at a compound annual rate of 13.1% per year.

On April 30, 2015, our Board of Directors declared a cash dividend of $1.07 per share for the quarter ended March 31, 2015. This dividend was paid on May 19, 2015 to all shareholders of record as of the close of business on May 14, 2015.

The declaration and payment of any future dividends will be subject to a decision of our Board of Directors. Our Board of Directors will take into account such matters as the state of the capital markets and general business conditions, our financial condition, results of operations, capital requirements, capital opportunities and any contractual, legal and regulatory restrictions on the payment of dividends by us to our shareholders or by our subsidiaries to us, and any other factors that it deems relevant, subject to maintaining a prudent level of reserves and without creating undue volatility in the amount of such dividends where possible. In particular, each of our businesses and investments has debt commitments and restrictive covenants, which must be satisfied before any of them can make distributions to our Company. In addition, our senior secured credit facility contains restrictions on our ability to pay dividends. Although historically we have declared cash dividends on our shares, any or all of these factors could result in the modification of our dividend policy, or the reduction, modification or elimination of our dividend in the future.

Our Manager

We are managed externally by Macquarie Infrastructure Management (USA) Inc., our Manager and the selling shareholder in this offering. Our Manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets.

We have entered into a management services agreement (including any amendments thereto, the “Management Services Agreement”) with our Manager. Our Manager is responsible for our day-to-day operations and oversees the management teams of our operating businesses. At the holding company level, we do not have any employees. Our Manager has assigned, or seconded to us, two of its employees to serve as our chief executive officer and chief financial officer and seconds or makes other personnel available as required. In addition, our Manager elects one director of our Board of Directors who serves as chairman. The services performed for us by our Manager are provided at our Manager’s expense, and include the compensation of our seconded personnel.

We pay our Manager a monthly base management fee based primarily on our market capitalization. Our Manager can also earn a performance fee if the quarterly total return to shareholders (capital appreciation plus dividends) exceeds the quarterly total return of a U.S. utilities index. For our Manager to earn the performance fee, our quarterly total returns must be positive and in excess of any prior underperformance. If payable, the performance fee is equal to 20% of the difference between the benchmark return and the return for our shareholders. Our Manager may, in its sole discretion, choose to receive its base management and/or performance fees, if applicable, in cash or to reinvest such fees in additional shares. Our Manager’s election to invest its fees in shares can only change during a 20-trading day window following our earnings release. Any change would apply to fees paid thereafter. Accordingly, shareholders would have notice of our Manager’s intent to receive fees in cash rather than reinvest before the change is effective. The price for such shares is calculated based on the volume weighted average trading price of our shares over a specified period of time up to a maximum share price that is equal to double the closing share price of our shares on the last day of the election window.

During 2014, our Manager became entitled to base management fees of $46.6 million and performance fees of $121.5 million. Consistent with the Management Services Agreement, our Manager elected to reinvest all of the base management fees and performance fees to which it became entitled in additional shares of our Company. However, for the third quarter of 2014, the Board of Directors requested, and our Manager agreed, that $65.0 million of the performance fee be settled in cash using the proceeds from the sale of the district energy business in order to minimize dilution. During the first quarter of 2015, our Manager became entitled to base management fees of $16.5 million and performance fees of $148.7 million and elected to reinvest all of these fees in additional shares of our Company.

Industry Overview

Infrastructure businesses, in general, are defined by a combination of the following characteristics:

•	ownership of long-lived, high-value physical assets that are difficult to replicate or substitute around;
•	opportunity to deploy growth capital within those businesses;
•	broadly consistent, relatively inelastic demand for their services;
•	scalability, such that relatively small amounts of growth can generate significant increases in earnings before interest, taxes, depreciation and amortization, or EBITDA;
•	the provision of basic, often essential services;
•	generally predictable maintenance capital expenditure requirements; and
•	preferred competitive positions, largely due to high barriers to entry, including:
º	high initial development and construction costs;
º	difficulty in obtaining suitable land on which to operate;
º	long-term, often exclusive, concessions or leases and customer contracts; and
º	lack of immediate cost-effective alternatives to customers in the foreseeable future.

Different infrastructure businesses exhibit these characteristics to different degrees at different times. For instance, businesses that correlate to gross domestic product, like Atlantic Aviation, may exhibit more volatility during periods of economic downturn than businesses with more contracted revenue streams. While not every business that we own will meet all of the general criteria described above, we seek to own a diversified portfolio of businesses that possesses a balance of the characteristics described above.

In addition to the benefits associated with these characteristics, the revenues generated by most of our infrastructure businesses generally can be expected to keep pace with historically normal rates of inflation. The price escalators built into many customer contracts, and the inflation and cost pass-through adjustments typically a part of pricing terms or provided for by the regulatory process to regulated businesses, serve to insulate infrastructure businesses to a significant degree from the negative effects of inflation and commodity price risk. We sometimes employ hedging contracts in connection with our businesses’ floating rate debt and limited commodity price exposure.

Our existing businesses can be categorized as follows:

•	those with revenues derived from contracts, such as:
º	at IMTT and the unregulated business at Hawaii Gas (3 – 5 years); and
º	in our CP&E segment (20 – 25 years);
•	those with regulated revenue such as the utility operations of Hawaii Gas; and
•	those with long-dated concessions, such as Atlantic Aviation, where revenue is derived on a per-unit basis.

Our Business Strategy

Our corporate strategy is to own a diversified portfolio of infrastructure businesses and grow shareholder dividends. We intend to achieve this by:

•	driving performance improvement in our existing businesses by:
º	providing the optimal service while maintaining the highest safety, environmental and governance standards;
º	increasing the top-line through effective optimization of price, volume and margin;

º	effectively managing expenses within the businesses and realizing synergies between businesses; and
º	optimizing capital structure and tax planning; and
•	where prudent, deploying incremental capital to:
º	grow our existing businesses; and
º	acquire additional businesses.

Our Businesses

Our businesses, along with the industries in which they operate and their strategies, are discussed below.

IMTT

IMTT Business Overview

We owned 50% of IMTT through July 15, 2014. On July 16, 2014, we completed the acquisition of the remaining 50% interest that we did not previously own (the “IMTT Acquisition”). IMTT stores or handles petroleum products, various chemicals, renewable fuels and vegetable and animal oils. IMTT is one of the larger independent providers of bulk liquid terminal services in the U.S., based on capacity. IMTT also owns OMI Environmental Solutions (formerly Oil Mop), an environmental emergency response, industrial services, waste transportation and disposal business.

Industry Overview

Bulk liquid terminals provide an important link in the supply chain for a broad range of liquids, such as crude oil (not a material product for IMTT), refined petroleum products and commodity and specialty chemicals. In addition to renting storage tanks, dock access and intra-modal transportation access, bulk liquid terminals generate revenues by offering ancillary services including product transfer (throughput), heating and blending. Pricing for storage and other services typically reflects local supply and demand as well as the specific attributes of each terminal, including access to deepwater berths and connections to land-based infrastructure such as roads, pipelines and rail.

Both domestic and international factors influence demand for bulk liquid terminals in the United States. Demand for storage rises and falls according to local and regional consumption. In addition to these domestic forces, import and export activity also accounts for a material portion of the business. Shippers require storage for the staging, aggregation and/or distribution of products before and after shipment. The extent of import/export activity depends on macroeconomic trends such as currency fluctuations as well as industry-specific conditions, such as supply and demand balances in different geographic regions. Current demand for storage is also driven by fluctuations in the current and perceived future price and demand for the product being stored and the resulting temporal price arbitrage.

Sudden, sizeable and largely unforeseen fluctuations in commodity prices, similar to those experienced in the second half of 2014, can cause the bulk liquid terminals industry to enter a temporary state of flux while participants absorb and analyze the impact of the changes. The 2014 price fluctuations and the reoccurrence of a contango for some commodities gave rise to an increase in demand for storage of those commodities. Conversely, the suddenness of the change in the market caused some participants to avoid making long-term storage commitments. Over time we expect these conditions to stabilize.

Potential entrants into the bulk liquid terminals business face several barriers. Strict environmental regulations, limited availability of waterfront land with the necessary access to land-based infrastructure, local community resistance to new fuel/chemical sites and high initial investment costs limit the construction of new bulk liquid terminal facilities. These deterrents are most formidable around waterways near major urban centers. As a consequence, new tanks are generally built where existing docks, pipelines and other infrastructure can support them, resulting in higher returns on invested capital. However, restrictions on land use, difficulties in securing environmental permits and the potential for operational bottlenecks due to infrastructure constraints may limit the ability of existing terminals to expand the storage capacity of their facilities.

IMTT Strategy

The key components of IMTT’s strategy are:

1.	to continuously drive improvements in safety;
2.	to drive growth in revenue and cash flows by attracting and retaining customers who place a premium on flexibility, speed and efficiency in bulk liquid terminals;
3.	to deploy growth capital to develop existing locations, especially on the Lower Mississippi River, by constructing new tanks, docks, rail offloading capacity, pipelines or other logistics infrastructure when such construction is supported by customer demand and the returns are attractive;
4.	to improve business processes and systems generally, with particular focus on cost and risk reduction, control of maintenance capital expenditure and revenue optimization; and
5.	to optimize IMTT’s corporate and tax structure through selective acquisitions, divestitures and partnerships.

We believe that IMTT possesses a number of competitive strengths that increase the likelihood that this strategy would be successful, including:

•	Operational flexibility is fundamental to making IMTT an attractive supplier of bulk liquid terminal services in its key markets. Its facilities operate 24/7 providing shippers, refiners, manufacturers, traders and distributors with prompt access to a wide range of storage services. In each of its two key markets, IMTT’s scale ensures availability of sophisticated product handling and storage capabilities. IMTT continues to improve its facilities’ speed and flexibility of operations by investing in upgrades of its docks, pipelines and pumping infrastructure and facility management systems.
•	A portion of IMTT’s strategic advantage derives from its particular location within its key markets. For example, IMTT is the only bulk liquid storage terminal in New York Harbor with docks capable of handling vessels with draft of 45 feet.
•	IMTT has room to grow. In each of its two key markets, IMTT owns land on which additional storage capacity could be constructed. To the extent that demand warrants and such capacity can be developed, generally under contract, rather than speculatively, and on economically sensible terms, we believe that IMTT is well-positioned to continue to increase its aggregate storage or infrastructure capacity. The pipeline of investment opportunities, including development of both additional capacity and ancillary services, is strong, particularly as a result of the resurgence in petrochemicals processing manufacturing and the unconventional oil production currently being experienced in the United States.

Prior to the IMTT Acquisition, we accounted for the investment in IMTT under the equity method of accounting. As of the closing date, we consolidated IMTT in our financial statements. The IMTT Acquisition resulted in all assets and liabilities of IMTT being recorded at fair value, including our previous 50% interest in IMTT. This resulted in a pre-tax gain for the year ended December 31, 2014 of $948.1 million in our consolidated condensed statements of operations.

Atlantic Aviation

Atlantic Aviation Business Overview

Atlantic Aviation operates FBOs at 69 airports in the United States. Atlantic Aviation’s FBOs provide fueling and fuel-related services, aircraft parking and hangar services to owners/operators of jet aircraft, primarily to the general aviation sector of the air transportation industry, but also to commercial, military, freight and government aviation customers.

Industry Overview

FBOs primarily service the general aviation segment of the air transportation industry. General aviation includes corporate and leisure flying and does not include commercial air carriers or military operations. Local airport authorities, the owners of the airport properties, grant FBO operators the right to provide fueling and other services pursuant to long-term ground leases. Fueling services provide the majority of an FBO’s revenue and gross profit.

FBOs generally operate in environments with high barriers to entry. Airports often have limited physical space for additional FBOs. Airport authorities generally do not have an incentive to add additional FBOs unless there is a significant demand for additional services. Government approvals and design and construction of a new FBO can also take significant time and require significant capital expenditures. Furthermore, airports typically impose minimum standards with respect to the experience, capital investment and breadth of services provided by the FBO.

Demand for FBO services is driven by the level of general aviation flight activity. Atlantic Aviation measures general aviation activity level by the number of take-offs and landings in a given period. General aviation business jet take-offs and landings increased by 3.6% in 2014 compared with 2013 according to flight data reported by the Federal Aviation Administration, or FAA. General aviation business jet take-off and landings at locations operated by Atlantic Aviation, which represent approximately 24% of total business jet take-offs and landings, increased by 3.9% for the same period. The business also believes general aviation flight activity will continue to expand along with increased economic activity in the U.S.

Atlantic Aviation Strategy

Atlantic Aviation is pursuing a strategy that has five principal components. These are:

1.	to make Atlantic Aviation the preferred FBO provider at all of the airports at which it operates by providing the best service and safety in the industry;
2.	to aggressively manage the business so as to optimize its operating expenses;
3.	to grow the business by leveraging the size of the Atlantic Aviation network and its information technology capabilities to identify marketing and cross-selling opportunities;
4.	to effectively deploy capital in equipment and leasehold improvements; and
5.	to optimize the portfolio of FBOs through acquisitions, divestitures and lease extensions.

We believe that Atlantic Aviation is well positioned to successfully execute the strategy outlined above based in part on the skill and experience of its management team and its good reputation in the general aviation services industry.

CP&E

CP&E Segment Overview

The businesses in our CP&E segment sell energy generated by their facilities to creditworthy off-takers, typically pursuant to multi-year contracts. These contracts include either long-term power purchase agreements, or PPAs, or tolling arrangements whereby a counterparty has contracted with the facility to deliver a specified suite of energy and related services. Throughout its existence, we have invested in a range of CP&E facilities including in a district energy business that was one of our seed assets at our initial public offering in 2004. Subsequently, we have invested in electricity generating facilities utilizing wind turbine and solar photovoltaic technologies. We expect to continue to seek attractive opportunities in energy and electricity generation, including renewable and conventional technologies. We will seek to invest in operating facilities and those that are near construction completion.

At March 31, 2015, CP&E consisted of controlling interests in five solar power generating facilities and two wind power generating facilities. The solar power facilities have an aggregate generating capacity of 57 megawatts with two facilities located in Arizona, two facilities located in California and one facility located in Texas. The wind power facilities have an aggregate generating capacity of 203 megawatts and are located in New Mexico and Idaho.

The seven solar and wind projects sell electricity under PPAs with initial terms of 20 – 25 years. The PPAs have fixed rates for each unit of electricity sold and certain of the PPAs have fixed or CPI-linked escalators. Six of the facilities are owned through tax-equity partnership structures in which we have controlling interests. From these we receive cash distributions disproportionate to our investment during the first several years of the projects’ operations and taxable income or taxable loss disproportionate to our interest thereafter. Our interest in the seventh project is an approximately 75% ordinary economic interest.

The renewable energy facilities utilize arrays of photovoltaic solar panels and wind turbine generators (often on sites spanning thousands of acres) to convert energy from sunlight and wind into electricity. The electricity is aggregated and fed directly into the respective regional power grid. These technologies generally produce predictable amounts of electricity, subject to seasonal and annual variability in insolation and wind. The business also generates Renewable Energy Certificates, or RECs, based on the amount of electricity provided to off-takers. These RECs are either bundled with the electricity under the terms of the PPAs or sold separately to third-parties.

In 2014, we acquired controlling interests in two wind power generation facilities and divested our controlling interest in the district energy business, consistent with our strategy of optimizing our CP&E portfolio.

On April 1, 2015, we completed the acquisition of a 100% interest in the Bayonne Energy Center, or BEC, for a purchase price of $724.3 million (subject to post-closing working capital adjustments), which consists of $215.2 million in cash and the assumption of $509.1 million of debt, excluding transaction costs. We funded the cash consideration for the acquisition by drawing on the MIC corporate senior secured revolving credit facility and using cash on hand from our March 2015 equity offering. BEC is a 512 megawatt natural gas-fired power generating facility located in Bayonne, New Jersey, adjacent to IMTT’s Bayonne facility. BEC has tolling agreements with a creditworthy off-taker for 62.5% of its energy generating capacity to the New York City power market via a dedicated transmission cable under New York Harbor. The tolling agreements have a weighted average remaining life of approximately 13 years.

CP&E is likely to include a range of conventional and renewable energy generation and distribution technologies and may have fully or partially contracted off-take agreements. Contracts are generally with a specific off-taker, a power remarketer or a financial counterparty that provides a hedge against volatility in revenue. Excess generating capacity can be sold in the spot market. Operations and maintenance as well as management and administrative services are often provided by contracted third-parties.

Industry Overview

Without the power industry, no other industrial sectors could exist, making the industry one of the largest in the world in terms of the number and value of projects and facilities. In developed economies, aging infrastructure, new technologies, increased legislation regarding emissions and the use of renewable energy are driving capital spending.

The Energy Information Administration is forecasting a decline in the growth rate of demand for electricity in the United States. At the same time, agencies including the Environmental Protection Agency are developing increasingly stringent emission and other standards for the power generating community. As aging and inefficient generating capacity is retired or replaced, opportunities for development of our CP&E segment are expected to increase.

Increased transaction activity in the electricity generating sector of the industry has been driven by a combination of existing generators optimizing their portfolios together with significant renewable power projects being developed as a result of the adoption of Renewable Portfolio Standards, or RPS, in a number of states. RPS are regulatory mandates that aim to create demand for electricity derived from renewable sources by obligating utilities and other load-serving entities to provide at least a specific portion of their electricity sales from qualifying renewable technologies by a specified date.

Demand for both existing and greenfield assets has grown as CP&E projects offer an attractive risk-adjusted return, particularly in a low interest rate environment, which has resulted in increased competition. For example, developers have in some cases formed publicly-listed, yield-oriented entities, or YieldCos, which have access to low-cost capital to construct projects from their own development pipeline and development pipelines for which they have rights of first offer, and to purchase projects from third-parties. Similar to us, the YieldCos tend to have a high distribution payout ratio to provide ongoing distributions to their shareholders.

CP&E Strategy

Businesses within the CP&E segment generate a cash flow stream through a combination of long-term contracted revenues and quantifiable capital requirements. Through our CP&E segment, we hold a portfolio of high-quality assets with predictable cash flow. We are actively looking for opportunities to acquire projects or businesses with similar characteristics, which when aggregated, we believe may generate scale efficiencies.

The strategy behind our CP&E businesses includes the following components:

1.	to deliver cost-competitive electricity generation in a safe and reliable manner;
2.	to optimize our portfolio of projects through acquisitions, divestitures and PPA and tolling extensions;
3.	to leverage the growing scale of our portfolio to manage costs and increase efficiencies across the business; and
4.	to deploy additional capital at attractive risk-adjusted returns by acquiring electricity generating projects across a range of technologies and geographies.

We believe that CP&E’s successful execution of this strategy will contribute to the continued generation of revenue and cash flows as a result of the long-term contractual relationships with its customers and the management team’s ability to improve the operating performance of the business.

Hawaii Gas

Hawaii Gas Business Overview

Hawaii Gas, founded in 1904, is Hawaii’s only government-franchised gas utility, processing and distributing gas throughout the state. The market includes Hawaii’s approximately 1.4 million residents and approximately 8.3 million visitors in 2014. Hawaii Gas services customers throughout Oahu, Hawaii, Maui, Kauai, Molokai and Lanai, the main islands.

Hawaii Gas’s primary products consist of:

Synthetic Natural Gas (“SNG”):  The business converts a light hydrocarbon feedstock (currently naphtha) into SNG. The product is chemically similar in most respects to natural gas and has a similar heating value on a per cubic foot basis. Hawaii Gas has the only SNG processing capability in Hawaii at its plant located on the island of Oahu. SNG is delivered by underground piping systems to utility customers on Oahu. The business generates hydrogen gas as part of the reforming process that creates SNG, the majority of which currently is extracted and sold to one of the local refineries.

Liquefied Petroleum Gas (“LPG”):  LPG is a generic name for a mixture of hydrocarbon gases, typically propane and butane. LPG liquefies at a relatively low pressure under normal temperature conditions. As a result, LPG can be stored or transported more easily than natural gas or SNG. Once on shore, LPG is typically transported in cylinders or tanks. Domestic and commercial applications of LPG are similar to those of natural gas and SNG.

Liquefied Natural Gas (“LNG”):  In March 2014, the business received regulatory approval to utilize LNG as a backup fuel for the SNG utility distribution system and currently utilizes conventional intermodal cryogenic containers to transport LNG from the U.S. mainland. The first shipment of LNG was regasified in April 2014 and LNG operations have been ongoing since that time.

Renewable Natural Gas, (“RNG”):  The business continues its initiatives to develop RNG and is now evaluating a range of feedstock sources including municipal waste water treatment plants, landfills and biomass.

The utility business includes the processing, distribution and sale of SNG and LNG on the island of Oahu and the distribution and sale of LPG on all of the main islands. The non-utility business sells and distributes LPG to customers on all the main islands. LPG is delivered by truck to individual tanks located on customer sites or is distributed in cylinders filled at central locations.

The gas distributed by Hawaii Gas has a wide range of commercial and residential applications including water heating, drying, cooking, emergency power generation and decorative lighting, such as tiki torches. LPG is also used as a fuel for specialty vehicles such as forklifts. Users include residential customers and a wide variety of commercial, hospitality, military, public sector and wholesale customers.

Hawaii Gas’s products, SNG, LNG and LPG, are relatively clean-burning fuels that produce lower levels of carbon emissions than other hydrocarbon fuels such as coal or oil. This is particularly important in Hawaii where heightened public awareness of the environmental impact of using hydrocarbon fuels makes lower emission fuels attractive to customers.

Hawaii Gas continues to move forward with initiatives to utilize cleaner-burning fuels, including RNG and LNG. RNG projects under development include the recovery of gas from municipal waste water treatment plants and landfills as well as the processing of locally grown biomass. The source gas for these projects is often controlled, directly or indirectly, by state or municipal government, thereby requiring extended procurement processes.

Hawaii Gas is the only company with regulatory approval to land and utilize LNG in Hawaii, currently as a back-up fuel for its SNG system on Oahu. In October of 2014, Hawaii Gas filed an application with the Hawaii Public Utilities Commission, or HPUC, seeking approval to invest $12.8 million in its utility business for a smaller-scale containerized LNG import project to provide natural gas as a replacement for up to 30% of SNG gas demand. Regular deliveries of containerized LNG would commence approximately six-months after receiving HPUC approval.

Hawaii Gas also continues to work with stakeholders throughout the state to pursue a larger-scale bulk import, storage and distribution program to supply multiple end markets including power generation and ground and marine transportation. In November of 2014, Hawaii Gas launched its Invitation to Bid, or ITB, to more than 55 companies with relevant experience in larger-scale bulk LNG with preliminary bids due in February of 2015. During the first quarter of 2015, the business evaluated responses from more than 20 qualified respondents and has commenced further discussions with a subset of these parties. Following a review of the responses, binding bids are expected in the second quarter of 2015, at which time Hawaii Gas will share the findings with the State of Hawaii and key off-takers and identify preferred bidders.

The ITB is consistent with a Memorandum of Understanding, or MOU, signed in December of 2013 by Hawaii Gas and the state’s largest electric utility, the Hawaiian Electric companies, with input from the state. The MOU established key priorities for a larger-scale bulk LNG program as well as a framework for utility collaboration and regulatory oversight. Under the MOU, Hawaii Gas is responsible for developing the on and near-shore infrastructure to support larger-scale LNG delivery in Hawaii in the most cost efficient and least impactful manner.

Hawaii Gas Strategy

Hawaii Gas’ strategy has four primary components:

1.	to lower the cost of energy in Hawaii in a safe and environmentally sustainable manner;
2.	to diversify its sources of supply to ensure energy security for Hawaii and to mitigate the impact of potential cost increases to its customers;
3.	to increase and diversify its customer base; and
4.	to maintain positive relationships with regulators, government agencies, customers, communities it serves and other stakeholders.

Recent Developments

Conversion and Authorization of Preferred Stock

On May 21, 2015, we consummated the Conversion, whereby we converted from a Delaware limited liability company to a Delaware corporation. The Conversion was consummated pursuant to a plan of conversion dated as of April 10, 2015 and was approved by our shareholders on May 15, 2015. At the effective time of the Conversion, each outstanding limited liability company interest of MIC LLC automatically converted into one share of common stock, par value $0.001 per share, of Macquarie Infrastructure Corporation. In connection with the Conversion, our shareholders also approved a proposal to authorize 100,000,000 shares of preferred stock, par value $0.001 per share, that our Board of Directors, with the consent of our Manager, may approve for issuance from time to time.

THE OFFERING

Issuer
Macquarie Infrastructure Corporation.
Selling shareholder
Macquarie Infrastructure Management (USA) Inc. See “Selling Shareholder.”
Shares offered by the selling shareholder
1,900,000 shares, or 2,185,000 shares if the underwriter exercises in full its option to purchase additional shares.
Shares outstanding before and after this offering
79,427,057 shares.(1)
Option to purchase additional shares
The selling shareholder has granted the underwriter the option to purchase up to 285,000 additional shares on the same terms and conditions, within 30 days of the date of this prospectus supplement.
Use of proceeds
We will not receive any proceeds from the sale of shares by the selling shareholder.
Exchange listing
Our shares are listed on the NYSE under the symbol “MIC.”
Risk factors
An investment in our shares is subject to risks. Please refer to “Risk Factors,” “Forward-Looking Statements” and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our shares.
Transfer agent
Computershare, Inc.

(1)	The number of shares outstanding before and after the offering is based on shares outstanding as of May 26, 2015 and excludes 992,856 shares reserved for issuance under our Direct Stock Purchase and Dividend Reinvestment Program.

SUMMARY FINANCIAL DATA

The following tables set forth a summary of our consolidated historical and unaudited pro forma consolidated financial data as at and for the periods presented. The summary consolidated historical financial data set forth below includes the results of operations and balance sheet data for the three months ended March 31, 2015 and 2014 and the years ended December 31, 2014, 2013 and 2012 for our consolidated group, with the results of businesses acquired during those years being included from the date of each acquisition. The summary financial data for the three months ended March 31, 2015 and 2014 have been derived from our unaudited consolidated condensed financial statements. The summary consolidated historical financial data for each of the three years in the period ended December 31, 2014 have been derived from our consolidated financial statements, which financial statements have been audited by KPMG LLP. In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year or any future interim period.

The unaudited pro forma consolidated statement of operations data set forth below gives effect to the IMTT Acquisition and the related financing transactions, as if they had had occurred as of January 1, 2014. The pro forma adjustments give effect to these transactions based upon the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles, or GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma consolidated statement of operations incorporated by reference herein. The unaudited pro forma consolidated statement of operations data is presented for illustrative purposes only and is not necessarily indicative of the results of operations of future periods or results of operations that actually would have been realized had we and IMTT been consolidated during the periods presented. The pro forma adjustments have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments and based on certain assumptions as explained in more detail in the notes to the unaudited pro forma consolidated statement of operations incorporated by reference herein.

The information below should be read in conjunction with (i) our consolidated financial statements (and notes thereto), (ii) the unaudited consolidated financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the period ended July 15, 2014, which are included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated by reference herein, (iii) the consolidated financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the years ended December 31, 2013 and December 31, 2012, which are included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated by reference herein, (iv) the unaudited pro forma combined consolidated statement of operations (and notes thereto) for the year ended December 31, 2014 contained in our Current Report on Form 8-K filed with the SEC on February 24, 2015 and (v) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2014 and Part I, Item 1 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, each incorporated by reference herein.

($ in thousands, except share and per share data)	Macquarie Infrastructure Company LLC
	Three Months Ended March 31,		Years Ended December 31,			Pro Forma Year Ended December 31, 2014
	2015	2014	2014	2013	2012
	(unaudited)					(unaudited)
Statement of operations data:
Revenue
Service revenue	$326,002	$202,439	$1,064,682	$770,360	$768,617	$1,376,215
Product revenue	72,496	73,009	284,400	267,096	260,893	284,400
Financing and equipment lease income	—	747	1,836	3,563	4,536	1,836
Total revenue	398,498	276,195	1,350,918	1,041,019	1,034,046	1,662,451
Cost of revenue
Cost of services(1)	133,417	112,954	546,609	434,177	448,993	686,689
Cost of product sales	39,127	50,239	192,881	185,843	188,099	192,881
Gross profit	225,954	113,002	611,428	420,999	396,954	782,881
Selling, general and administrative expenses	70,653	55,464	265,254	210,060	213,372	272,552
Fees to manager-related party	165,273	8,994	168,182	85,367	89,227	168,182
Depreciation	57,422	12,154	98,442	39,150	31,587	159,764
Amortization of intangibles	47,971	8,765	42,695	34,651	34,601	48,718
Loss from customer contract termination	—	—	1,269	5,906	—	1,269
Loss (gain) on disposal of assets(2)	545	—	1,279	226	(1,358)	1,279
Total operating expenses	341,864	85,377	577,121	375,360	367,429	651,764
Operating (loss) income	(115,910)	27,625	34,307	45,639	29,525	131,117
Dividend income	531	—	1,344	—	—	2,809
Interest income	6	64	112	204	222	112
Interest expense(3)	(31,521)	(14,011)	(73,196)	(37,044)	(46,623)	(96,599)
Loss on extinguishment of debt	—	—	(90)	(2,472)	—	(90)
Equity in earnings and amortization charges of investee	—	14,287	26,391	39,115	32,327	244
Gain from acquisition/divestiture of businesses(4)	—	—	1,027,054	—	—	78,917
Other income (expense), net	1,046	681	(1,013)	681	1,085	(500)
Net (loss) income before income taxes	(145,848)	28,646	1,014,909	46,123	16,536	116,010
Benefit (provision) for income taxes	55,333	(8,486)	24,374	(18,043)	(2,285)	(40,603)
Net (loss) income	$(90,515)	$20,160	$1,039,283	$28,080	$14,251	$75,407
Less: net (loss) income attributable to noncontrolling interests	(1,513)	(206)	(2,745)	(3,174)	930	(2,516)
Net (loss) income attributable to MIC LLC	$(89,002)	$20,366	$1,042,028	$31,254	$13,321	$77,923
Per Share Data:
Basic (loss) income per share attributable to MIC LLC	$(1.22)	$0.36	$16.54	$0.61	$0.29	$1.11
Weighted average number of shares outstanding: basic(5)	73,150,111	56,369,295	62,990,312	51,381,003	46,635,049	70,062,770
Diluted (loss) income per share attributable to MIC LLC	$(1.22)	$0.36	$16.10	$0.61	$0.29	$1.11
Weighted average number of shares outstanding: diluted(5)(6)	73,150,111	56,382,205	64,925,565	51,396,146	46,655,289	74,203,377
Cash dividends declared per share	$1.07	$0.9375	$3.8875	$3.35	$2.20	$3.8875

	Macquarie Infrastructure Company LLC
	As of March 31,		As of December 31,
($ in thousands)	2015	2014	2014	2013	2012
	(unaudited)
Balance sheet data:
Total current assets	$292,328	$372,704	$256,890	$406,550	$253,910
Property, equipment, land and leasehold improvements, net	3,331,537	854,687	3,362,585	854,169	708,031
Intangible assets, net	916,515	584,085	959,634	592,850	626,902
Goodwill	1,992,742	514,343	1,996,259	514,494	514,640
Total assets	$6,584,772	$2,460,638	$6,625,188	$2,500,865	$2,223,694
Total current liabilities	$342,599	$251,875	$224,332	$271,452	$245,330
Deferred income taxes	845,486	195,226	904,108	189,719	169,392
Long-term debt, net of current portion	1,940,406	827,729	2,364,866	831,027	1,052,584
Total liabilities	3,300,939	1,330,478	3,655,020	1,347,597	1,526,129
Members’ equity	$3,104,603	$1,019,762	$2,787,163	$1,042,228	$655,028

(1)	Includes depreciation expense of $1.7 million for the quarter ended March 31, 2014 and $4.4 million, $6.7 million and $6.7 million for the years ended December 31, 2014, 2013 and 2012, respectively, relating to the district energy business, a component of CP&E segment prior to our divestiture of the business on August 21, 2014.
(2)	Loss on disposal of assets includes $545,000 for the quarter ended March 31, 2015 and $1.3 million and $226,000 during the years ended December 31, 2014 and 2013, respectively for FBOs disposed at Atlantic Aviation. Gain on disposal of assets includes $1.4 million for FBOs disposed at Atlantic Aviation during the year ended December 31, 2012.
(3)	Interest expense includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees. Interest rate swap breakage fees at Hawaii Gas were $8.7 million for the year ended December 31, 2012. Interest rate swap breakage fees at Atlantic Aviation were $595,000 for the year ended December 31, 2012.
(4)	Gain from acquisition/divestiture of businesses represents the gain of $948.1 million from the IMTT Acquisition from the remeasuring to fair value of our previous 50% ownership interest and the gain of $78.9 million from the sale of our interest in the district energy business.
(5)	Both basic and diluted weighted average number of shares outstanding for Pro Forma Year Ended December 31, 2014 assume the shares from the equity offering in connection with the IMTT Acquisition were issued on January 1, 2014. In addition, the diluted weighted average number of shares outstanding for Pro Forma Year Ended December 31, 2014 assumes that the convertible senior notes that were issued in July of 2014 were fully converted into shares on January 1, 2014.
(6)	Diluted weighted average number of shares outstanding for 2014 assumes that the convertible senior notes issued in July of 2014 were fully converted into shares on the date they were issued. The convertible senior notes would have been anti-dilutive due to our net loss for the quarter ended March 31, 2015.

RISK FACTORS

An investment in our shares involves a number of risks. We urge you to carefully consider the risk factors described below and those included in the accompanying prospectus and in the documents incorporated herein and therein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2014 as well as other information, before reaching a decision regarding an investment in our shares. The risks described below and referenced above are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks described herein or cross-referenced above were to materialize, our business, results of operations, cash flow, financial condition and prospects could be materially and adversely affected. In that case, our ability to pay dividends to our shareholders may be reduced, the trading price of our shares could decline and you could lose all or part of your investment. You should consult your own financial and legal advisors before making an investment in our shares.

Risks Related to this Offering

Future sales of our shares could adversely affect the market price.

Following this offering, we will have a large number of shares outstanding and available for resale. Sales by us or our shareholders of a substantial number of our shares in the public market after this offering, or the possibility that these sales may occur, could cause the market price for our shares to decline. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell our shares or other equity securities in the future at a time and at a price that we deem appropriate. Pursuant to a registration rights agreement, our Manager has the right to require us to register for resale with the SEC the shares that it owns and to include its shares in future registered offerings that we may conduct. As of May 26, 2015, we had outstanding 79,427,057 of our shares (excluding 992,856 shares reserved for issuance under our Direct Stock Purchase and Dividend Reinvestment Program), most of which are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, absent registration under the Securities Act.

Risks Related to Having an External Manager

We are subject to the terms and conditions of the Management Services Agreement between us and our Manager.

We cannot unilaterally amend the Management Services Agreement between us and our Manager. Changes in the compensation of our Manager, certain rights held by our Manager or other components of the Management Services Agreement require the approval of our Manager and may limit our ability to make changes that could be beneficial to shareholders generally.

Our Manager owns a significant portion of our outstanding shares. A sale of all or a portion of the shares owned by our Manager could be interpreted by the equity markets as a lack of confidence in our prospects.

Our Manager, in its sole discretion, determines whether to reinvest base management and performance fees in shares and whether to hold or sell those securities. Reinvestment of base management and performance fees in additional shares would increase our Manager’s ownership stake in us. Following the consummation of this offering, our Manager will own 6.3% of our outstanding shares, or 5.9% if the underwriter’s option to purchase additional shares is exercised in full. If our Manager decides, for reasons other than our performance and prospects, to further reduce its position in us, such sales may be interpreted by some market participants as a lack of confidence in us and put downward pressure on the market price of our shares. Sales of shares by our Manager could increase the available supply and decrease the price if such sales are not made in an orderly fashion.

Certain provisions of our Management Services Agreement, certificate of incorporation and bylaws make it difficult for third parties to acquire control of us and could deprive investors of the opportunity to obtain a takeover premium for their shares.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the Management Services Agreement, the Management Services Agreement provides that in circumstances where the shares cease to be listed on a recognized U.S. exchange as a result of the acquisition of our shares by third parties in an amount that results in the shares ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the Management Services Agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our shares could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in our new assets, subject to debt repayment obligations. We would also be prohibited from incurring any new indebtedness or engaging in any transactions with our shareholders or our affiliates’ shareholders without the prior written approval of our Manager. These provisions could deprive shareholders of opportunities to realize a premium on the shares owned by them.

Our certificate of incorporation and bylaws contain a number of provisions that could have the effect of making it more difficult for a third-party to acquire, or discouraging a third-party from acquiring, control of us. These provisions include:

•	restrictions on our ability to enter into certain transactions with our major shareholders, with the exception of our Manager;
•	allowing only our Board of Directors to fill vacancies, including newly created directorships and requiring that directors may be removed only for cause and by a shareholder vote of 66 2/3%;
•	requiring that only our chairman or Board of Directors may call a special meeting of our shareholders;
•	prohibiting shareholders from taking any action by written consent;
•	establishing advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted upon by our shareholders at a shareholders’ meeting; and
•	having a substantial number of additional shares authorized but unissued.

Our Manager’s decision to reinvest its monthly base management fees and quarterly performance fees, as applicable, in shares or retain the cash will affect shareholders differently.

Our Manager earned $46.6 million and $121.5 million in base management and performance fees, respectively, during 2014 and $16.5 million in base management and $148.7 million in performance fees in the first quarter of 2015. These fees are based on our market capitalization and performance and may be higher or lower than these levels in the future. Our Manager, in its sole discretion, may elect to retain base management fees and performance fees, if applicable, paid in cash or to reinvest such payments in additional shares. In the event our Manager chooses not to reinvest the fees to which it is entitled in additional shares, the amount paid will reduce the cash that may otherwise be distributed as a dividend to all shareholders or used in our operations. In the event our Manager chooses to reinvest the fees to which it is entitled in additional shares, effectively returning the cash to us, such reinvestment will dilute existing shareholders by the increase in the percentage of shares owned by our Manager. Either option may adversely impact the market for our shares.

In addition, our Manager has typically elected to invest its fees in shares, and, unless otherwise agreed with us, can only change this election during a 20-trading day window following our earnings release. Any change would apply to fees paid thereafter. Accordingly, shareholders would generally have notice of our Manager’s intent to receive fees in cash rather than reinvest before the change is effective.

Our Manager can resign with 90 days’ notice, or our CEO or CFO could be removed by the Manager, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations, which could adversely affect our financial results and negatively impact the market price of our shares.

Our Manager has the right, under the Management Services Agreement, to resign at any time with 90 days’ notice, whether we have found a replacement or not. The resignation of our Manager will trigger mandatory repayment obligations under debt facilities at certain of our operating companies. In addition, our Manager could re-assign or remove the CEO and/or the CFO from their positions and responsibilities without our Board of Directors’ approval and with little or no notice. If our Manager resigns or our CEO/CFO are removed, we may not be able to find a new external manager or hire internal management with similar expertise within 90 days to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial results could be adversely affected, perhaps materially, and the market price of our shares may decline substantially. In addition, the coordination of our internal management, acquisition activities and supervision of our businesses are likely to suffer if we were unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Manager and its affiliates.

Furthermore, if our Manager resigns, we and our subsidiaries will be required to cease use of the Macquarie brand entirely, and change their names to remove any reference to “Macquarie.” This may cause the value of our Company and the market price of our shares to decline.

Our externally managed model may not be viewed favorably by investors.

We are externally managed by a member of the Macquarie Group. Our Manager receives a fee for its services that provides for a number of corporate center functions including the compensation of our management team and those who provide services to us on a shared basis, health and welfare benefits, the provision of facilities, technology and insurance (other than directors and officers). The fee is based on our market capitalization and thus increases as we grow. The size of the fee may bear no direct correlation with the actual cost of providing the agreed upon services and may be higher than the cost of managing our Company internally. Per the terms of the Management Services Agreement with our Manager, the default manner for satisfying any base management or performance fees to which our Manager may be entitled is the issuance of additional shares. To the extent the fee continues to be satisfied with the delivery of additional shares, all shareholders are diluted and our hurdle for growing distributable cash on a per share basis will be higher.

Our Manager’s affiliation with Macquarie Group Limited and the Macquarie Group may result in conflicts of interest or a decline in our share price.

Our Manager is an affiliate of Macquarie Group Limited and a member of the Macquarie Group. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving Macquarie Group Limited, its affiliates, or other members of the Macquarie Group. Such transactions have included and may include, among other things, the entry into debt facilities and derivative instruments with members of the Macquarie Group serving as lender or counterparty, and financial advisory or equity underwriting services provided to us by the Macquarie Group.

Although our Audit Committee, all of the members of which are independent directors, is required to approve of any related party transactions, including those involving members of the Macquarie Group or its affiliates, the relationship of our Manager to the Macquarie Group may result in conflicts of interest.

In addition, because our Manager is a member of the Macquarie Group, negative market perceptions of Macquarie Group Limited generally or of Macquarie’s infrastructure management model, or Macquarie Group statements or actions with respect to other managed vehicles, may affect market perceptions of us and cause a decline in the price of our shares unrelated to our financial performance and prospects.

In the event of the underperformance of our Manager, we may be unable to remove our Manager, which could limit our ability to improve our performance and could adversely affect the market price of our shares.

Under the terms of the Management Services Agreement, our Manager must significantly underperform in order for the Management Services Agreement to be terminated. Our Board of Directors cannot remove our Manager unless:

•	our shares underperform a weighted average of two benchmark indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66.67% of the outstanding shares (excluding any shares owned by our Manager or any affiliate of the Manager) vote to remove our Manager;
•	our Manager materially breaches the terms of the Management Services Agreement and such breach continues unremedied for 60 days after notice;
•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the Management Services Agreement, or engages in fraudulent or dishonest acts; or
•	our Manager experiences certain bankruptcy events.

Because our Manager’s performance is measured by the market performance of our shares relative to a benchmark index, even if the absolute market performance of our shares does not meet expectations, our Board of Directors cannot remove our Manager unless the market performance of our shares also significantly underperforms the benchmark index. If we were unable to remove our Manager in circumstances where the absolute market performance of our shares does not meet expectations, the market price of our shares could be negatively affected.

Risks Related to Ownership of Our Shares

Our reported Earnings per Share, or EPS, as defined under GAAP, do not reflect the cash generated by our businesses and may result in unfavorable comparisons with other businesses for which EPS is a useful component in valuation.

Our businesses own and invest in high-value, long-lived assets that generate large amounts of depreciation and amortization. Depreciation and amortization are non-cash expenses that serve to reduce reported EPS. As a result, our financial performance may appear to be substantially worse compared with businesses whose earnings do not reflect the effects of depreciation and amortization (or other non-cash items). To the extent that our results appear to be worse, we may have relatively greater difficulty attracting investors in our shares.

Our inability, under GAAP, to consolidate the financial results of certain of our investments may make it relatively more difficult to analyze the cash generating capacity of our combined businesses.

We may make investments in certain businesses which we will be required to account for using the equity method rather than consolidate with the results of our other businesses. The equity method requires us to include the portion of the net income, as determined in accordance with GAAP, equal to our equity interest in the business in our consolidated statement of operations. The physical asset backed nature of the businesses in which we invest (and the higher levels of non-cash expenses including depreciation and amortization) may mean that the performance of these investments have relatively little impact on our consolidated statement of operations and may not be reflected in the valuation of our shares.

Our total assets include a substantial amount of goodwill and other intangible assets. The write-off of a significant portion of intangible assets would negatively affect our reported earnings.

Our total assets reflect a substantial amount of goodwill and other intangible assets. At March 31, 2015, goodwill and other intangible assets, net, represented approximately 44.2% of total assets. Goodwill and other intangible assets were primarily recognized as a result of the acquisitions of our businesses. Other intangible assets consist primarily of airport operating rights, customer relationships and trade names. On at least an annual basis, we assess whether there has been any impairment in the value of goodwill and assess for impairment of other intangible assets when there are triggering events or circumstances. If the carrying value of the tested asset exceeds its estimated fair value, impairment is deemed to have occurred. In this event, the amount is written down to fair value. Under current accounting rules, this would result in a charge to reported earnings. We have recognized significant impairments in the past, and any future determination requiring the write-off of a significant portion of goodwill or other intangible assets would negatively affect our reported earnings and total capitalization, and could be material.

Our total assets include a substantial amount of intangible assets and fixed assets. The depreciation and amortization of these assets may negatively impact our reported earnings.

The high level of intangible and physical assets written up to fair value upon acquisition of our businesses generates substantial amounts of depreciation and amortization. These non-cash items serve to lower net income as reported in our consolidated statement of operations as well as our taxable income. The generation of net losses or relatively small net income may contribute to a net operating loss, or NOL, carryforward that can be used to offset current taxable income in future periods. However, the continued reporting of little or negative net income may adversely affect the attractiveness of our Company among some potential investors and may reduce the market for our shares.

The market price and marketability of our shares may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our shares may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our shares and may adversely affect our ability to raise capital through equity financings. These factors include, but are not limited to, the following:

•	significant volatility in the market price and trading volume of securities of Macquarie Group Limited and/or vehicles managed by the Macquarie Group or branded under the Macquarie name or logo;
•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors, which may not be related to the operating performance of these companies;
•	changes in our earnings or variations in operating results;
•	any shortfall in EBITDA excluding non-cash items or Free Cash Flow from levels expected by securities analysts;
•	changes in regulatory policies or tax law;
•	operating performance of companies comparable to us;
•	loss of funding sources; and
•	substantial sales by selling shareholders.

Risks Related to Taxation

We have significant NOL carryforwards that may be fully utilized over the next several years thereby subjecting us to payment of substantial U.S. federal income taxes and reducing our distributable Free Cash Flow.

We may, without the acquisition of businesses with NOLs, payment of performance fees or implementation of other strategies that provide us with additional tax shield, fully utilize our existing NOLs before we anticipate or have previously indicated. At that point, we may be subject to U.S. federal income taxes in consolidation, and any liability could be material. Any liability will reduce distributable Free Cash Flow and could prevent the growth or reduce the rate of growth of our dividends.

The current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, qualified dividend income and long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. In addition, certain holders that are individuals, estates or trusts are subject to 3.8% surtax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of our shares. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time, which may affect market perceptions of our Company, and the market price of our shares could be negatively affected.

Our ability to use our NOL carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and certain other tax attributes to offset future taxable income. Generally speaking, an “ownership change” occurs if the aggregate percentage ownership of the stock of the corporation held by one or more “five-percent shareholders” (as defined in the Code and the Treasury regulations promulgated thereunder, or the Regulations) increases by more than fifty percentage points over such shareholders’ lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. If we undergo an ownership change, our ability to utilize NOLs and certain other tax attributes could be limited.

We have significant U.S. federal income tax NOLs which may not be realized before they expire.

Our U.S. federal NOL balance at December 31, 2014 was revised from $250.7 million to $286.7 million during the first quarter of 2015, which balance is available to offset future taxable income, if any. The revision relates to approximately $36.0 million for the election of bonus deprecation at IMTT for the 2014 tax year. While we have concluded that all of the NOLs will more likely than not be realized, there can be no assurance that we will utilize the NOLs generated to date or any NOLs we might generate in the future. In addition, we have incurred state NOLs and have provided a valuation allowance against a portion of those. As with our U.S. federal NOLs, there is also no assurance that we will utilize those state losses or future losses that may be generated. Further, the State of Illinois had suspended the use of NOL carryforwards through 2014, similar to the State of California’s suspension of the NOL deduction through 2011 for large corporations. There can be no assurance that other states will not suspend the use of NOL carryforwards or that California and Illinois will not extend the suspension of the use of NOL carryforwards.

The treatment of depreciation and other tax deductions under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, certain capital expenditures are eligible for accelerated depreciation, including 50% bonus depreciation for assets placed in service prior to December 31, 2014, for U.S. federal income tax purposes. In addition, certain other expenses are eligible to be deducted for U.S. federal income tax purposes. This tax treatment may be adversely affected, changed or repealed by future changes in U.S. federal income tax laws at any time, which may affect market perceptions of us, and the market price of our shares could be negatively affected.

Risks Related to the Conversion

The benefits expected to be obtained from the Conversion may not be achieved.

The benefits expected to be obtained from the Conversion may not be achieved. For example, the Conversion may not result in our inclusion in certain stock market indices, such as the S&P indices and the Russell indices that we are eligible for as a corporation. Inclusion in such indices may not result in an increased demand for our securities, and we may not have greater access to capital. The Conversion also may not increase our ability to retain our current directors or attract and retain new directors.

We may issue preferred stock with rights, preferences and privileges that may be superior to the shares, and could have other negative consequences to holders of our shares.

Our Board of Directors, with the consent of our Manager, may approve the issuance of up to 100,000,000 shares of our preferred stock. Shares of our preferred stock may be issued in one or more financing transactions. We may also use the authorized preferred stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. There are no assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value, or that they will not adversely affect our business or the trading price of the common stock. Any shares of preferred stock could be issued with rights, preferences and privileges that may be superior to those of the shares. In addition, preferred stock could be issued for capital raising, financing and acquisition needs or opportunities that have the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the Board of Directors were to issue additional shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares by the selling shareholder under this prospectus supplement.

SELLING SHAREHOLDER

Macquarie Infrastructure Management (USA) Inc., the selling shareholder in this offering, acts as our Manager pursuant to a Management Services Agreement. Our Manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets. Prior to our initial public offering, we were a member of the Macquarie Group of companies. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving the Macquarie Group, including those with Macquarie Group Limited, its affiliates, or vehicles managed by the Macquarie Group.

Contractual Arrangements With Our Manager

Our Manager’s Investment in the Company and Registration Rights

We entered into a registration rights agreement with our Manager under which we agreed to file a shelf registration statement under the Securities Act relating to the resale of shares owned by our Manager. In addition, our Manager may also require us to include its shares in future registered offerings that we conduct, subject to cutback at the option of the underwriters of any such offering. Upon consummation of the Conversion, we and our Manager entered into an amended registration rights agreement to give effect to the Conversion.

Since 2013, we paid or intend to pay our Manager cash dividends on shares held for the following periods:

Declared	Period Covered	$ per Share	Record Date	Payable Date	Cash Paid to Manager (in thousands)
April 30, 2015	First quarter 2015	$1.07	May 14, 2015	May 19, 2015	$7,281
February 17, 2015	Fourth quarter 2014	$1.02	March 2, 2015	March 5, 2015	$4,905
October 27, 2014	Third quarter 2014	$0.98	November 10, 2014	November 13, 2014	$4,438
July 3, 2014	Second quarter 2014	$0.95	August 11, 2014	August 14, 2014	$3,402
April 28, 2014	First quarter 2014	$0.9375	May 12, 2014	May 15, 2014	$3,180
February 18, 2014	Fourth quarter 2013	$0.9125	March 3, 2014	March 6, 2014	$2,945
October 25, 2013	Third quarter 2013	$0.875	November 11, 2013	November 14, 2013	$2,442
July 29, 2013	Second quarter 2013	$0.875	August 12, 2013	August 15, 2013	$2,744
April 26, 2013	First quarter 2013	$0.6875	May 13, 2013	May 16, 2013	$1,872

Management Services Agreement

Management and Fees.  At the closing of our initial public offering, we entered into a Management Services Agreement, pursuant to which our Manager manages the day-to-day operations and oversees the management teams of our operating businesses. In addition, our Manager has the right to appoint the chairman of our board and an alternate, subject to minimum equity ownership, and to assign, or second, to us, two of its employees to serve as chief executive officer and chief financial officer and seconds or makes other personnel available as required. Our Manager’s board appointees do not receive any compensation (other than out-of-pocket expenses) and do not have any special voting rights.

Concurrently with the Conversion, our Manager was issued 100 shares of special stock. The sole purpose of the issuance of special stock to our Manager was to preserve our Manager’s pre-existing right to appoint one director to serve as the chairman of the board of MIC, which right would otherwise have been lost upon consummation of the Conversion. We did not grant any additional rights to our Manager through the special stock issuance.

In accordance with the Management Services Agreement, our Manager is entitled to a base management fee based primarily on our market capitalization, and potentially a performance fee, based on the performance of our stock relative to a U.S. utilities index. For the quarter ended March 31, 2015 and year ended December 31, 2014, we incurred base management fees of $16.5 million and $46.6 million, respectively. For the quarter ended March 31, 2015 and year ended December 31, 2014, we incurred performance fees of $148.7 million and $121.5 million, respectively.

The unpaid portion of the base management fees and performance fees, if any, at the end of each reporting period is included in the “due to manager-related party” line item in the consolidated balance sheets. The following table shows the Manager’s election to reinvest its base management fees and performance fees, if any, in additional shares during 2014 and the first quarter of 2015:

Period	Base Management Fee Amount ($ in thousands)	Performance Fee Amount ($ in thousands)		Shares Issued
First quarter 2015	$16,545	$148,728		2,068,038
Fourth quarter 2014	14,192	—		208,122
Third quarter 2014	13,915	116,586	(1)	947,583
Second quarter 2014	9,535	4,960		243,329
First quarter 2014	8,994	—		164,546

(1)	In October 2014, our Board requested, and our Manager agreed, that $65.0 million of the performance fee be settled in cash using the proceeds from the sale of the district energy business in order to minimize dilution. The remainder of the fee of $51.6 million was reinvested in additional shares of MIC.

Our Manager is not entitled to any other compensation and all costs incurred by our Manager, including compensation of seconded staff, are paid by our Manager out of its base management fee. However, we are responsible for other direct costs including, but not limited to, expenses incurred in the administration or management of our businesses, income taxes, audit and legal fees, acquisitions and dispositions and its compliance with applicable laws and regulations. During the quarter ended March 31, 2015 and year ended December 31, 2014, our Manager charged us $88,000 and $571,000, respectively, for reimbursement of out-of-pocket expenses. The unpaid portion of the out-of-pocket expenses at the end of the reporting period is included in the “due to manager-related party” line item in our consolidated balance sheet.

On September 30, 2013, we entered into a Second Amended and Restated Management Services Agreement (the “Amended Agreement”), among us, Macquarie Infrastructure Company Inc. and our Manager. The amendments to the agreement revised the payment mechanics related to the base management fee payable by the Company to our Manager, and aligned the share price used to calculate the base management fee with the share price at which our Manager may reinvest the base management fee in shares. Effective October 1, 2013, pursuant to the Amended Agreement, base management fees are calculated and payable monthly rather than quarterly. Upon consummation of the Conversion, we and our Manager entered into a Third Amended and Restated Management Services Agreement to give effect to the Conversion. Our Manager has elected to invest its fees in shares, and can only change this election during a 20-trading day window following our earnings release. Any change would apply to fees paid thereafter. Accordingly, shareholders would have notice of our Manager’s intent to receive fees in cash rather than reinvest before the change was effective. Performance fees continue to be calculated and, if generated, paid quarterly. No substantive changes to the formulas or methodology used to calculate the amount of the base management or performance fees that may be due to our Manager were made.

Acquisition Opportunities.  Under the terms of the Management Services Agreement, our Manager has exclusive responsibility for reviewing and making recommendations to the board with respect to acquisition opportunities and dispositions. In the event that an opportunity is not originated by our Manager, our board must seek a recommendation from our Manager prior to making a decision concerning any acquisition or disposition. Our Manager and its affiliates refer to our Board of Directors any acquisition opportunities in accordance with the U.S. acquisition priorities below that are made available to the Macquarie Infrastructure and Real Assets division of the Macquarie Group unless our chief executive officer determines that such opportunity does not meet our acquisition criteria adopted by our Board of Directors. To the extent Macquarie Group entities outside the Macquarie Infrastructure and Real Assets division develop or become aware of acquisition opportunities, they are not obligated to offer us these opportunities.

Pursuant to our Management Services Agreement, we have first priority ahead of all current and future entities managed by our Manager or by members of the Macquarie Group within the Macquarie Infrastructure and Real Assets division in each of the following infrastructure acquisition opportunities that are within the United States:

•	airport fixed base operations;
•	airport parking;
•	district energy; and
•	“user pays”, contracted and regulated assets (as defined below) that represent an investment of greater than AUD $40.0 million ($30.6 million as of March 31, 2015).

“User pays” assets mean businesses that are transportation-related and derive a majority of their revenues from a per use fee or charge.

Contracted assets mean businesses that derive a majority of their revenues from long-term contracts with other businesses or governments.

Regulated assets mean businesses that are the sole or predominant providers of at least one essential service in their service areas and where the level of revenue earned or charges imposed are regulated by government entities.

We have first priority ahead of all current and future entities managed by our Manager or any Manager affiliate in all investment opportunities originated by a party other than our Manager or any Manager affiliate where such party offers the opportunity exclusively to us and not to any other entity managed by our Manager or any Manager affiliate within the Macquarie Infrastructure and Real Assets division.

Preferred Financial Advisor.  Affiliates of the Macquarie Group, including Macquarie Capital (USA) Inc., or MCUSA, have preferred provider status in respect of any financial advisory services to be contracted for by us. If we contract with MCUSA for such services, such contracts will be based on market terms and subject to approval by our Audit Committee. Any fees payable to MCUSA for such financial advisory services are in addition to fees paid under the Management Services Agreement. The use of MCUSA does not preclude our use of similar services provided by any third party vendors, and we have used other advisors from time to time.

Other Services from the Macquarie Group

We utilize the resources of the Macquarie Group with respect to a range of advisory, procurement, insurance, hedging, lending and other services. Engagements involving members of the Macquarie Group are reviewed and approved by the Audit Committee of our Board of Directors. Macquarie Group affiliates are engaged on an arm’s length basis and when engaged, are often a member of syndicate of providers whose other members establish the terms of the interaction.

Advisory Services

The Macquarie Group, and wholly-owned subsidiaries within the Macquarie Group, including Macquarie Bank Limited, or MBL, and MCUSA, have provided various advisory and other services and incurred expenses in connection with the Company’s equity raising activities, acquisitions and debt structuring for our Company and our businesses. Underwriting fees are recorded in members’ equity as a direct cost of equity offerings. Advisory fees and out-of-pocket expenses relating to acquisitions are expensed as incurred. Debt arranging fees are deferred and amortized over the term of the credit facility.

Our former district energy business’ credit facility was scheduled to mature in September of 2014. During 2013, we engaged MCUSA to assist in identifying and analyzing various alternatives for paying these obligations prior to maturity and obtaining other credit facilities. In August of 2014, we paid $1.6 million to MCUSA for such services upon closing of the sale of district energy business.

In March 2015 and July 2014, we completed underwritten public offerings of 6,109,375 shares and 11,500,000 shares. In both transactions, MCUSA served as a joint book-running manager and an underwriter and received $2.3 million and $3.0 million, respectively, from us for such services.

In July 2014, we also completed underwritten public offerings of $350.0 million aggregate principal amount of convertible senior notes. MCUSA served as a joint book-running manager and an underwriter and received $1.1 million from us for such services.

On January 22, 2014, Atlantic Aviation, our wholly-owned subsidiary, entered into an incremental $100.0 million term loan facility under the AA Credit Agreement. We engaged MCUSA as Joint Bookrunner and paid $16,000 in fees during January of 2014.

In December 2013, Atlantic Aviation entered into an equity bridge loan for $70.0 million, of which $35.0 million was provided by MIHI LLC, an entity within the Macquarie Group. We engaged MCUSA as Joint Bookrunner and Joint Lead Arranger. This equity bridge loan was never drawn by the business and subsequently cancelled. During the quarter ended March 31, 2014, Atlantic Aviation incurred and paid $88,000 in commitment fees to MCUSA related to this equity bridge loan.

Long-Term Debt

Atlantic Aviation’s $70.0 million revolving credit facility is provided by various financial institutions, including MBL which provides $15.7 million. At March 31, 2015 and December 31, 2014, the revolving credit facility remained undrawn. For the quarter ended March 31, 2015 and year ended December 31, 2014, Atlantic Aviation incurred $28,000 and $107,000, respectively, in commitment fees related to MBL’s portion of the revolving credit facility.

In July 2014, we entered into a credit agreement at the holding company that provides a five-year, $250.0 million senior secured first lien revolving credit facility, of which $50.0 million is committed by MIHI LLC. Upon closing, we paid MIHI LLC $250,000 in fees. For the quarter ended March 31, 2015 and year ended December 31, 2014, we incurred $34,000 and $65,000, respectively, in commitment fees related to MIHI LLC’s portion of the revolving credit facility. At December 31, 2014, $36,000 was included in accounts payable in the consolidated balance sheet.

Other Transactions

Macquarie, through the Macquarie Insurance Facility (MIF), has an aggregated insurance buying program. By combining the insurance premiums of Macquarie owned and managed funds, MIF has been able to deliver very competitive terms to businesses that participate in the facility. MIF earns a commission from the insurers. No payments were made to MIF by us during the quarter ended March 31, 2015 and year ended December 31, 2014. In February of 2015, we renewed our Directors and Officers liability insurance utilizing several insurers that participate in the MIF program.

IMTT, Atlantic Aviation, Contracted Power and Energy and Hawaii Gas purchase and renew property and casualty insurance coverage on an ongoing basis from insurance underwriters who then pay commissions to MIF. For the quarter end March 31, 2015 and year ended December 31, 2014, no payments were made directly to MIF for any insurance.

Macquarie Energy North America Trading, Inc., a subsidiary of Macquarie Group Limited, entered into an agreement with IMTT to lease a total of 98,000 barrels of capacity during the quarter ended March 31, 2015. The agreement was effective as of April 1, 2015 for a period of one year. No revenue was recognized pursuant to this agreement during the quarter ended March 31, 2015.

During the first quarter of 2015, Macquarie Capital Markets Canada Ltd, an indirect subsidiary of Macquarie Group Limited, used Atlantic Aviation’s charter jet business and incurred $18,000 for this service. At March 31, 2015, Atlantic Aviation recorded this amount in accounts receivable.

In July 2014, in connection with the acquisition of the remaining interest of IMTT, we purchased insurance from an insurance underwriter who then paid commission to MIF. No payments were made directly to MIF for representations and warranties insurance.

Atlantic Aviation entered into a copiers lease agreement with Macquarie Equipment Finance, or MEF, an indirect subsidiary of Macquarie Group Limited. For the quarter ended March 31, 2015 and year ended December 31, 2014, Atlantic Aviation incurred $2,000 and $23,000, respectively, in lease expense on these copiers. As of the March 31, 2015, the contract with MEF expired and there were no amounts due to MEF.

Hawaii Gas entered into licensing agreements with Utility Service Partners, Inc. and America’s Water Heater Rentals, LLC, both indirect subsidiaries of Macquarie Group Limited, to enable these entities to offer products and services to Hawaii Gas’s customer base. No payments were made under these arrangements during the quarter ended March 31, 2015 and year ended December 31, 2014.

In addition, we and several of our subsidiaries have entered into a licensing agreement with the Macquarie Group related to the use of the Macquarie name and trademark. The Macquarie Group does not charge us any fees for this license.

Beneficial Ownership of our Shares by the Selling Shareholder

The following table sets forth certain information as of May 26, 2015, regarding the name and address of the selling shareholder, the beneficial ownership of our shares by the selling shareholder and the shares being offered by the selling shareholder:

	Shares Beneficially Owned Before Offering(1)(2)					Shares Beneficially Owned After Offering(1)(2)
						Assuming No Exercise of Option to Purchase Additional Shares		Assuming Full Exercise of Option to Purchase Additional Shares
Name and Address of Beneficial Owner	Shares Representing Sole Voting or Investment Power	Shares Representing Shared Voting or Investment Power	Number	Percent	Shares Being Offered(3)	Number	Percent	Number	Percent
Macquarie Infrastructure Company (USA) Inc.(1) 125 West 55th Street New York, NY 10019	6,880,771	2,450	6,883,221	8.7%	1,900,000	4,983,221	6.3%	4,698,221	5.9%

(1)	Macquarie Infrastructure Management (USA) Inc. has shared dispositive power with respect to 6,880,771 shares with Macquarie Group Limited. Macquarie Group Limited also holds shared dispositive power with respect to 2,450 shares reflected in the column entitled “Shares Representing Shared Voting or Investment Power,” which are held through its subsidiary Macquarie Group Services Australia Pty Limited, to hedge potential payments under its DPS Plan and over which Macquarie Group Services Australia Pty Limited has shared dispositive power with Macquarie.
(2)	Percentages are based on 79,427,057 shares issued and outstanding as of May 26, 2015, excluding 992,856 shares reserved for issuance under our Direct Stock Purchase and Dividend Reinvestment Program.
(3)	Excludes 285,000 additional shares that the underwriter may purchase within 30 days of the date of this prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations associated with the purchase, ownership and disposition of our shares by U.S. holders (as defined below) and non-U.S. holders (as defined below). Except where noted, this discussion deals only with our shares held as capital assets by holders who acquire our shares in this offering and does not address special situations, such as those of:

•	dealers in securities or currencies;
•	financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt organizations;
•	insurance companies;
•	persons holding our shares as a part of a hedging, integrated or conversion transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	inverted foreign corporations that are treated as domestic corporations;
•	persons that own, actually or constructively, more than 5% of our shares; or
•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. holder” of our shares means a beneficial owner of our shares that is:

•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a United States person.

A “non-U.S. holder” of our shares means a beneficial owner of our shares that is an individual, a corporation, an estate or a trust that is neither a U.S. holder nor a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes).

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, we urge you to consult your own tax adviser.

We cannot assure you that the U.S. Internal Revenue Service, (the “IRS”) or the courts will agree with the tax consequences described herein.

A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in our shares. If you are considering the purchase of our shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our shares applicable to U.S. holders, subject to the limitations described above.

Distributions

Distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid by us to certain non-corporate U.S. holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (at a maximum tax rate of 20%), provided that the U.S. holder receiving the dividend satisfies the applicable holding period and other requirements. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of the U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain (and thus treated in the manner described in “— Dispositions” below).

Dispositions

Upon a sale, exchange or other taxable disposition of our shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in our shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held our shares for more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains of certain non-corporate U.S. holders (including individuals) are subject to U.S. federal income taxation at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax on Investment Income

Certain U.S. holders who are individuals, estates, or trusts will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its dividend income and its gains from the disposition of our shares, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities) of the U.S. holder. If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our shares.

Information Reporting and Backup Withholding Requirements

In general, dividends on our shares, and payments of the proceeds of a sale, exchange or other taxable disposition of our shares paid to a U.S. holder are subject to information reporting and may be subject to backup withholding at a rate of 28% unless the U.S. holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be refunded by the IRS or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences and certain U.S. federal estate and gift tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders, subject to the limitations described above.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our shares will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and (ii) in the case of a non-U.S. holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the non-U.S. holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the non-U.S. holder complies with applicable certification and disclosure requirements); instead, a non-U.S. holder is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates (in the same manner as a United States person) on its U.S. trade or business income. Any U.S. trade or business income received by a non-U.S. holder that is a corporation also may be subject to a “branch profits tax” at a 30% rate (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Distributions

Subject to the discussion below under the heading “FATCA Withholding”, distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our shares. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain (and thus treated in the manner described in “— Dispositions” below). In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty. A non-U.S. holder of our shares that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty.

The U.S. federal withholding tax described in the preceding paragraph does not apply to dividends that represent U.S. trade or business income of a non-U.S. holder who provides a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

Dispositions

Except as set forth below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our shares unless:

•	the gain is U.S. trade or business income;
•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other conditions; or
•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter and certain other conditions discussed below are met.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to U.S. federal income tax in the manner described in “— U.S. Trade or Business Income” above. An individual

non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, exchange or other taxable disposition of our shares, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States. A non U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the non U.S. holder were a United States person as defined under the Code.

We have not determined whether we are a U.S. real property holding corporation, and no assurance can be given that we are not or will not become one in the future. If, however, we are or become a U.S. real property holding corporation, so long as our shares are regularly traded on an established securities market, generally only a non-U.S. holder who holds or held directly or indirectly (at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period) more than five percent of our shares will be subject to U.S. federal income tax on the disposition of our shares. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a U.S. real property holding corporation.

Information Reporting and Backup Withholding Requirements

We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (at a rate of 28%) on certain reportable payments. Dividends paid to a non-U.S. holder of our shares generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our shares to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a broker that is either a United States person or a U.S. related person, the Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our shares).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in us.

U.S. Federal Estate Tax

Our shares beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

Pursuant to Sections 1471 to 1474 of the Code and the Regulations promulgated thereunder, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), dividends paid and, after December 31, 2016, the gross proceeds of sale or other disposition of our shares, to a foreign financial institution may be subject to withholding at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. The legislation also generally imposes a U.S. federal withholding tax of 30% on dividends paid and will impose a withholding tax at such rate on the gross proceeds from a sale or other disposition of our shares after December 31, 2016, to a non-financial foreign entity unless such entity provides the withholding agent with a certification (i) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. tax authorities. A foreign financial institution or non-financial foreign entity can meet the certification requirements by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable. Under certain circumstances, a U.S. holder or non-U.S. holder might be eligible for refunds or credits of such taxes from the IRS. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our shares.

UNDERWRITING

Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, J.P. Morgan Securities LLC, the underwriter in this offering, has agreed to purchase, and the selling shareholder has agreed sell, 1,900,000 shares.

The underwriter has agreed to purchase the shares from the selling shareholder at a price equal to $     per share, for an aggregate price of $     (assuming no exercise of the underwriter’s option to purchase additional shares). We will not receive any proceeds from the sale of the shares.

The underwriter initially proposes to offer the shares from time to time to purchasers directly or through agents, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares to or through dealers and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal. The underwriter may change the offering price and other selling terms. Sales of shares made outside the United States may be made by affiliates of the underwriter.

The underwriting agreement provides that the underwriter’s obligation to purchase shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares offered hereby (other than those shares covered by their option to purchase additional shares as described below), if any of the shares are purchased;
•	the representations and warranties made by us and the selling shareholder to the underwriter are true;
•	there is no material change in our business or in the financial markets; and
•	we deliver customary closing documents to the underwriter.

Expenses

The expenses of the offering that are payable by us, including selling shareholder expenses, are estimated to be approximately $450,000. The selling shareholder will pay the underwriting discounts and commissions.

Option to Purchase Additional Shares

The selling shareholder has granted the underwriter the option to purchase, from time to time, in whole or in part up to an aggregate of 285,000 additional shares on the same terms and conditions, within 30 days of the date of this prospectus supplement.

Lock-Up Agreements

We, all of our directors and executive officers and the selling shareholder have agreed that, subject to certain exceptions, without the prior written consent of the underwriter, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person in privity with such persons of) any shares (including, without limitation, shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible, exercisable or exchangeable into shares or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for the lockup period. The lockup period for us, our directors and officers and the selling shareholder will be a period of 30 days after the date of this prospectus supplement. The foregoing does not apply to shares to be sold by the selling shareholder pursuant to the underwriting agreement and certain other exceptions, including the issuance of shares by us to our Manager in connection with the reinvestment by our Manager of fees payable by us to our Manager under the Management Services Agreement and the sale or disposition by our Manager of shares issued by us to our Manager on or after January 1, 2015 in connection with the reinvestment of such fees.

The underwriter, in its sole discretion, may release the shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the shares and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•	Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions.
•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of the shares. As a result, the price of the shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares. In addition, neither we nor the underwriter make representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the underwriter’s website or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter’s online services, prospective investors may be allowed to place orders online. The underwriter may allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase shares offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price.

Relationships/FINRA Rules

The underwriter and its related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. For instance, IMTT and Hawaii Gas are parties to various loan agreements and credit facilities under which affiliates of J.P. Morgan Securities LLC serve as trustees, agents and lenders. J.P. Morgan Securities LLC acted as an underwriter in connection with the equity offering and the convertible senior notes offering that financed the IMTT Acquisition. Affiliates of J.P. Morgan Securities LLC are lenders under our senior secured revolving credit facility.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (United Kingdom), as amended, the “FSMA”) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act,

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the shares for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in a Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so (i) in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriter, which constitute the final placement of the shares contemplated in this prospectus supplement.

In relation to each Member State of the European Economic Area, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of any shares which are the subject of the offering contemplated by this prospectus supplement to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such shares to the public in that Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of such shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe to the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State.

Each subscriber for the shares located within a Member State will be deemed to have represented, acknowledged and agreed that it is a qualified investor within the meaning of Article 2(1)(e) of the Prospectus Directive.

Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus supplement or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

Our shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our shares will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our shares may not be circulated or distributed, nor may our shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our shares are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our shares pursuant to an offer made under Section 275 except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the selling shareholder by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Shearman & Sterling LLP, New York, New York, is advising the underwriter in connection with the offering of the shares.

EXPERTS

The consolidated financial statements of Macquarie Infrastructure Company LLC and subsidiaries as of December 31, 2014 and 2013 and for each of the years in the three year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2014 contains an explanatory paragraph that states that Macquarie Infrastructure Company LLC acquired IMTT Holdings Inc. during 2014, and management excluded from its assessment of the effectiveness of Macquarie Infrastructure Company LLC’s internal control over financial reporting as of December 31, 2014, IMTT Holdings Inc.’s internal control over financial reporting associated with total assets of $4.1 billion and total revenues of $255.9 million included in the consolidated financial statements of Macquarie Infrastructure Company LLC as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of Macquarie Infrastructure Company LLC also excluded an evaluation of the internal control over financial reporting of IMTT Holdings Inc.

The consolidated financial statements of IMTT Holdings Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.macquarie.com/mic, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus supplement. Our shares are listed on the NYSE under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules) until the offering of the particular securities covered by this prospectus supplement has been completed. This prospectus supplement is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 18, 2015;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 4, 2015;
•	Our Current Reports on Form 8-K filed with the SEC on February 6, 2015, February 24, 2015, February 27, 2015, May 6, 2015, May 11, 2015, May 15, 2015, May 20, 2015 and May 21, 2015 (two Current Reports); and
•	The description of our shares set forth in Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on May 21, 2015, and any subsequent amendments and reports filed to update that description.

The documents incorporated by reference into this prospectus supplement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus supplement to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Macquarie Infrastructure Corporation
125 West 55th Street, 15th Floor
New York, NY 10019
Attention: Investor Relations
Telephone: (212) 231-1000

Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference into this prospectus supplement or as a part of this prospectus supplement.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities

Macquarie Infrastructure Corporation

Macquarie Infrastructure Corporation may sell, from time to time, shares of its common stock, par value $0.001 per share, which we refer to as shares, shares of its preferred stock, par value $0.001 per share and debt securities, which we refer to, together with the shares, as securities. Macquarie Infrastructure Management (USA) Inc., our manager, as a selling security holder (our “Manager” or the “Selling Security Holder”), may sell, from time to time, shares in Macquarie Infrastructure Corporation. We or the Selling Security Holder may offer for sale the securities covered by this prospectus, as applicable, directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices, including in satisfaction of certain contractual obligations. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We and the Selling Security Holder may offer these securities, as applicable, at prices and on terms determined at the time of offering.

The shares covered by this prospectus are listed for trading on The New York Stock Exchange under the symbol “MIC.”

We will provide more specific information about the terms of an offering of these securities in supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplements carefully before you invest. If any underwriters, broker-dealers or agents are involved in any offering, the names of such underwriters, broker-dealers or agents and any applicable commissions or discounts or other compensation will be described in the applicable prospectus supplement relating to the offering.

Investing in the securities involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus. Risks may also be described in an accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2015.

Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement may be used only for the purpose for which it has been published, and no person has been authorized to give any information not contained in this prospectus and any applicable prospectus supplement. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may or the Selling Security Holder may sell securities covered by this prospectus in one or more offerings. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we or the Selling Security Holder may, from time to time, add and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer.

On May 21, 2015, Macquarie Infrastructure Company LLC (“MIC LLC”) consummated a conversion (the “Conversion”) whereby it converted from a Delaware limited liability company to Macquarie Infrastructure Corporation, a Delaware corporation. The Conversion was consummated pursuant to a plan of conversion dated as of April 10, 2015. At the effective time of the Conversion, each outstanding limited liability company interest of MIC LLC automatically converted into one of our shares.

As a result of the Conversion, we are the successor issuer to MIC LLC pursuant to Rule 414 under the Securities Act. Pursuant to Rule 12g-3(a) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as the successor issuer to MIC LLC, our shares are deemed registered under Section 12(b) of the Exchange Act. Our shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “MIC” in the same manner that limited liability company interests of MIC LLC were listed on the NYSE.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” mean, collectively, Macquarie Infrastructure Corporation and Macquarie Infrastructure Company, LLC, our predecessor, and all of our subsidiaries included in our consolidated financial statements.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus shall be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, especially the section titled “Risk Factors,” together with the additional information described under the heading “Incorporation of Certain Documents by Reference” or incorporated by reference in this prospectus and any applicable prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus will describe: the applicable public offering price, the price paid for the securities, the net proceeds, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of securities covered by this prospectus.

For more detail on the terms of the securities offered, see “Description of our Capital Stock” and “Description of Debt Securities.”

FORWARD-LOOKING STATEMENTS

We have included in or incorporated by reference into this prospectus, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Macquarie Infrastructure Company” and “Risk Factors,” as well as those contained in any prospectus supplement or in any document incorporated by reference into this prospectus or any applicable prospectus supplement. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.

Forward-looking statements in this prospectus and any prospectus supplement (including any documents incorporated by reference herein or therein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

•	changes in general economic, business or demographic conditions or trends in the U.S. or changes in the political environment, level of travel or construction or transportation costs, including changes in interest rates and price levels;
•	the ability to service, comply with the terms of and refinance at maturity the substantial indebtedness;
•	disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions;
•	the regulatory environment, including U.S. energy policy, and the ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and the relationships and rights under and contracts with governmental agencies and authorities;
•	sudden or extreme volatility in commodity prices;
•	changes in U.S. domestic demand for chemical, petroleum and vegetable and animal oil products, the relative availability of tank storage capacity and the extent to which such products are imported or exported;
•	changes in patterns of commercial or general aviation air travel, including variations in customer demand;
•	technological innovations leading to a change in energy, production, distribution and consumption patterns;
•	fluctuations in fuel costs, or the costs of supplies upon which the gas processing and distribution business is dependent, and the ability to recover increases in these costs from customers;
•	the ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operation of the barges upon which the gas processing and distribution business is dependent;
•	the ability to make, finance and integrate acquisitions and the quality of financial information and systems of acquired entities, including, without limitation, the acquisition of Bayonne Energy Center;
•	the ability to implement operating and internal growth strategies;

•	the competitive environment for attractive acquisition opportunities;
•	environmental risks, including the impact of climate change and weather conditions;
•	the impact of weather events, including hurricanes, tornadoes and/or seasonal extremes;
•	changes in electricity or other energy costs, including natural gas pricing;
•	unplanned outage and/or failures of technical and mechanical systems;
•	payment of performance fees to our Manager, if any, that could reduce distributable cash, if paid in cash, or could dilute existing shareholders if satisfied through the issuance of shares;
•	changes in the current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law and the qualification of income and gains for such treatment;
•	work interruptions or other labor stoppages;
•	the inability of principal off-takers in the contracted power businesses to take and/or pay for the energy supplied;
•	our Manager’s affiliation with the Macquarie Group or equity market sentiment, which may affect the market price of the shares;
•	the limited ability to remove our Manager for underperformance and our Manager’s right to resign;
•	unanticipated or unusual behavior of municipalities and states brought about by financial distress;
•	the extent to which federal spending cuts, including those resulting from sequestration, reduce the U.S. military presence on Hawaii or flight activity at airports on which Atlantic Aviation operates; and
•	any event or occurrence that may limit the ability to pay or increase a dividend.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus or any accompanying prospectus supplement (including any documents incorporated by reference herein or therein) may not occur. These forward-looking statements are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, consult further disclosures we may make in future filings with the SEC.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.macquarie.com/mic, although information on our website does not constitute a part of this prospectus. Our shares are listed on the New York Stock Exchange, or NYSE, under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the particular securities covered by a prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 18, 2015;
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 4, 2015 (Commission File No. 001-32384);
•	Our Current Reports on Form 8-K filed with the SEC on February 6, 2015, February 24, 2015, February 27, 2015, May 6, 2015, May 11, 2015, May 15, 2015, May 20, 2015, May 21, 2015 and May 21, 2015; and
•	The description of our shares contained in Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on May 21, 2015, and any subsequent amendments and reports filed to update that description.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Macquarie Infrastructure Corporation
125 West 55th Street
New York, NY 10019
Attention: Investor Relations
Telephone: (212)-231-1825

Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference into this prospectus or a part of this prospectus.

MACQUARIE INFRASTRUCTURE CORPORATION

Macquarie Infrastructure Corporation, a Delaware corporation, is the successor to Macquarie Infrastructure Company LLC (“MIC LLC”) pursuant to the consummation of the conversion of MIC LLC into a Delaware corporation on May 21, 2015. MIC LLC was formed on April 13, 2004. Except as otherwise specified, all references in this prospectus to “MIC,” “the Company,” “we,” “us,” and “our” mean, Macquarie Infrastructure Corporation from and after the time of the conversion and MIC LLC, our predecessor, prior to the conversion, and, in each case, its subsidiaries. Macquarie Infrastructure Management (USA) Inc., which we refer to as our Manager, is part of the Macquarie Group, comprised of Macquarie Group Limited and its subsidiaries and affiliates worldwide.

General

We own, operate and invest in a diversified group of infrastructure businesses that provide services to businesses and individuals primarily in the U.S. The businesses we own and operate include:

•	International Matex Tank Terminals or IMTT: a bulk liquid terminals business that provides bulk liquid storage, handling and other services at ten marine terminals in the U.S. and two in Canada and is one of the larger participants in this industry in the U.S., based on storage capacity;
•	Atlantic Aviation: a network of aviation fixed-base operations (“FBOs”) that provide fuel, terminal, aircraft hangaring and other services primarily to owners and operators of general aviation aircraft at 69 airports in the U.S.;
•	Contracted Power and Energy segment, or CP&E: controlling interests in solar, wind and gas-fired power generation facilities in the U.S.; and
•	Hawaii Gas: a gas energy company processing and distributing gas and providing related services in Hawaii.

Our businesses generally operate in sectors of infrastructure with barriers to entry, including high initial development and construction costs, long-term contracts or the requirement to obtain government approvals and a lack of immediate cost-effective alternatives to the services provided. Overall they tend to generate sustainable, stable and growing cash flows over the long term.

Our Manager

We are managed externally by Macquarie Infrastructure Management (USA) Inc., our Manager. Our Manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets.

We have entered into a management services agreement (the “Management Services Agreement”) with our Manager. Our Manager is responsible for our day-to-day operations and oversees the management teams of our operating businesses. At the holding company level, we do not have any employees. Our Manager has assigned, or seconded to us, two of its employees to serve as our chief executive officer and chief financial officer and seconds or makes other personnel available as required. In addition, our Manager elects one director of our board of directors who serves as chairman. The services performed for us by our Manager are provided at our Manager’s expense, and include the compensation of our seconded personnel.

We pay our Manager a monthly base management fee based primarily on our market capitalization. Our Manager can also earn a performance fee if the quarterly total return to shareholders (capital appreciation plus dividends) exceeds the quarterly total return of a U.S. utilities index. For our Manager to earn the performance fee, our quarterly total returns must be positive and in excess of any prior underperformance. If payable, the performance fee is equal to 20% of the difference between the benchmark return and the return for our shareholders. Our Manager may, in its sole discretion, choose to receive its base management and/or performance fees, if applicable, in cash or to reinvest such fees in additional shares. Our Manager’s election to invest its fees in shares can only change during a 20 trading day window following our earnings release. Any change would apply to fees paid thereafter. Accordingly, shareholders would have notice of our Manager’s intent to receive fees in cash rather than reinvest before the change is effective. The price for such shares is calculated based on the volume weighted average trading price of our shares over a specified period of time up to a maximum share price that is equal to double the closing share price of our shares on the last day of the election window.

Principal Executive Offices

Our principal executive offices are located at 125 West 55th Street, New York, NY 10019. Our telephone number at that location is (212) 231-1000. You may also obtain additional information about us from our website, www.macquarie.com/mic. Information on our website is not incorporated by reference into this prospectus or a part of this prospectus.

RISK FACTORS

An investment in our shares involves a number of risks. For a discussion of risks related to our business, please see Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 18, 2015, which is incorporated in this prospectus by reference. You should carefully read and consider the risks described below and elsewhere in this prospectus, as well as those described in the documents we incorporate by reference, before investing in our securities.

Risks Related to Having an External Manager

We are subject to the terms and conditions of the Management Services Agreement between us and our Manager.

We cannot unilaterally amend the Management Services Agreement between us and our Manager. Changes in the compensation of our Manager, certain rights held by our Manager or other components of the Management Services Agreement require the approval of our Manager and may limit our ability to make changes that could be beneficial to shareholders generally.

Our Manager owns a significant portion of our outstanding shares. A sale of all or a portion of the shares owned by our Manager could be interpreted by the equity markets as a lack of confidence in our prospects.

Our Manager, in its sole discretion, determines whether to reinvest base management and performance fees in shares and whether to hold or sell those securities. Reinvestment of base management and performance fees in additional shares would increase our Manager’s ownership stake in us. As of May 20, 2015, our Manager owned 8.7% of our outstanding shares. If our Manager decides, for reasons other than our performance and prospects to reduce its position in us, such sales may be interpreted by some market participants as a lack of confidence in us and put downward pressure on the market price of our shares. Sales of shares by our Manager could increase the available supply and decrease the price if such sales are not made in an orderly fashion.

Certain provisions of our Management Services Agreement, certificate of incorporation and bylaws make it difficult for third parties to acquire control of us and could deprive investors of the opportunity to obtain a takeover premium for their shares.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the Management Services Agreement, the Management Services Agreement provides that in circumstances where the shares cease to be listed on a recognized U.S. exchange as a result of the acquisition of our shares by third parties in an amount that results in the shares ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the Management Services Agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our shares could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in our new assets, subject to debt repayment obligations. We would also be prohibited from incurring any new indebtedness or engaging in any transactions with our shareholders or our affiliates’ shareholders without the prior written approval of our Manager. These provisions could deprive shareholders of opportunities to realize a premium on the shares owned by them.

Our certificate of incorporation and bylaws contain a number of provisions that could have the effect of making it more difficult for a third-party to acquire, or discouraging a third-party from acquiring, control of us. These provisions include:

•	restrictions on our ability to enter into certain transactions with our major shareholders, with the exception of our Manager;
•	allowing only our board of directors to fill vacancies, including newly created directorships and requiring that directors may be removed only for cause and by a shareholder vote of 66 2/3%;
•	requiring that only the chairman or board of directors may call a special meeting of our shareholders;

•	prohibiting shareholders from taking any action by written consent;
•	establishing advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by our shareholders at a shareholders’ meeting; and
•	having a substantial number of additional shares authorized but unissued.

Our Manager’s decision to reinvest its monthly base management fees and quarterly performance fees, as applicable, in shares or retain the cash will affect shareholders differently.

Our Manager earned $46.6 million and $121.5 million in base management and performance fees, respectively, during 2014 and $16.5 million in base management and $148.7 million in performance fees in the first quarter of 2015. These fees are based on our market capitalization and performance and may be higher or lower than these levels in the future. Our Manager, in its sole discretion, may elect to retain base management fees and performance fees, if applicable, paid in cash or to reinvest such payments in additional shares. In the event our Manager chooses not to reinvest the fees to which it is entitled in additional shares, the amount paid will reduce the cash that may otherwise be distributed as a dividend to all shareholders or used in our operations. In the event our Manager chooses to reinvest the fees to which it is entitled in additional shares, effectively returning the cash to us, such reinvestment will dilute existing shareholders by the increase in the percentage of shares owned by our Manager. Either option may adversely impact the market for our shares.

In addition, our Manager has typically elected to invest its fees in shares, and, unless otherwise agreed with us, can only change this election during a 20 trading day window following our earnings release. Any change would apply to fees paid thereafter. Accordingly, shareholders would generally have notice of our Manager’s intent to receive fees in cash rather than reinvest before the change is effective.

Our Manager can resign with 90 days’ notice, or our CEO or CFO could be removed by the Manager, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations, which could adversely affect our financial results and negatively impact the market price of our shares.

Our Manager has the right, under the Management Services Agreement, to resign at any time with 90 days’ notice, whether we have found a replacement or not. The resignation of our Manager will trigger mandatory repayment obligations under debt facilities at certain of our operating companies. In addition, our Manager could re-assign or remove the CEO and/or the CFO from their positions and responsibilities without our board of directors’ approval and with little or no notice. If our Manager resigns or our CEO/CFO are removed, we may not be able to find a new external manager or hire internal management with similar expertise within 90 days to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial results could be adversely affected, perhaps materially, and the market price of our shares may decline substantially. In addition, the coordination of our internal management, acquisition activities and supervision of our businesses are likely to suffer if we were unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Manager and its affiliates.

Furthermore, if our Manager resigns, we and our subsidiaries will be required to cease use of the Macquarie brand entirely, and change their names to remove any reference to “Macquarie.” This may cause the value of our Company and the market price of our shares to decline.

Our externally managed model may not be viewed favorably by investors.

We are externally managed by a member of the Macquarie Group. Our Manager receives a fee for its services that provides for a number of corporate center functions including the compensation of our management team and those who provide services to us on a shared basis, health and welfare benefits, the provision of facilities, technology and insurance (other than directors and officers). The fee is based on our market capitalization and thus increases as we grow. The size of the fee may bear no direct correlation with the actual cost of providing the agreed upon services and may be higher than the cost of managing our

Company internally. Per the terms of the Management Services Agreement with our Manager, the default manner for satisfying any base management or performance fees to which our Manager may be entitled is the issuance of additional shares. To the extent the fee continues to be satisfied with the delivery of additional shares, all shareholders are diluted and our hurdle for growing distributable cash on a per share basis will be higher.

Our Manager’s affiliation with Macquarie Group Limited and the Macquarie Group may result in conflicts of interest or a decline in our share price.

Our Manager is an affiliate of Macquarie Group Limited and a member of the Macquarie Group. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving Macquarie Group Limited, its affiliates, or other members of the Macquarie Group. Such transactions have included and may include, among other things, the entry into debt facilities and derivative instruments with members of the Macquarie Group serving as lender or counterparty, and financial advisory or equity underwriting services provided to us by the Macquarie Group.

Although our audit committee, all of the members of which are independent directors, is required to approve of any related party transactions, including those involving members of the Macquarie Group or its affiliates, the relationship of our Manager to the Macquarie Group may result in conflicts of interest.

In addition, because our Manager is a member of the Macquarie Group, negative market perceptions of Macquarie Group Limited generally or of Macquarie’s infrastructure management model, or Macquarie Group statements or actions with respect to other managed vehicles, may affect market perceptions of us and cause a decline in the price of our shares unrelated to our financial performance and prospects.

In the event of the underperformance of our Manager, we may be unable to remove our Manager, which could limit our ability to improve our performance and could adversely affect the market price of our shares.

Under the terms of the Management Services Agreement, our Manager must significantly underperform in order for the Management Services Agreement to be terminated. Our board of directors cannot remove our Manager unless:

•	our shares underperform a weighted average of two benchmark indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66.67% of the outstanding shares (excluding any shares owned by our Manager or any affiliate of the Manager) vote to remove our Manager;
•	our Manager materially breaches the terms of the Management Services Agreement and such breach continues unremedied for 60 days after notice;
•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the Management Services Agreement, or engages in fraudulent or dishonest acts; or
•	our Manager experiences certain bankruptcy events.

Because our Manager’s performance is measured by the market performance of our shares relative to a benchmark index, even if the absolute market performance of our shares does not meet expectations, our board of directors cannot remove our Manager unless the market performance of our shares also significantly underperforms the benchmark index. If we were unable to remove our Manager in circumstances where the absolute market performance of our shares does not meet expectations, the market price of our shares could be negatively affected.

Risks Related to Ownership of Our Shares

Our reported Earnings per Share, or EPS, as defined under GAAP, do not reflect the cash generated by our businesses and may result in unfavorable comparisons with other businesses for which EPS is a useful component in valuation.

Our businesses own and invest in high-value, long-lived assets that generate large amounts of depreciation and amortization. Depreciation and amortization are non-cash expenses that serve to reduce reported EPS. As a result, our financial performance may appear to be substantially worse compared with businesses whose earnings do not reflect the effects of depreciation and amortization (or other non-cash items). To the extent that our results appear to be worse, we may have relatively greater difficulty attracting investors in our shares.

Our inability, under GAAP, to consolidate the financial results of certain of our investments may make it relatively more difficult to analyze the cash generating capacity of our combined businesses.

We may make investments in certain businesses which we will be required to account for using the equity method rather than consolidate with the results of our other businesses. The equity method requires us to include the portion of the net income, as determined in accordance with GAAP, equal to our equity interest in the business in our consolidated statement of operations. The physical asset backed nature of the businesses in which we invest (and the higher levels of non-cash expenses including depreciation and amortization) may mean that the performance of these investments have relatively little impact on our consolidated statement of operations and may not be reflected in the valuation of our shares.

Our total assets include a substantial amount of goodwill and other intangible assets. The write-off of a significant portion of intangible assets would negatively affect our reported earnings.

Our total assets reflect a substantial amount of goodwill and other intangible assets. At March 31, 2015, goodwill and other intangible assets, net, represented approximately 44.2% of total assets. Goodwill and other intangible assets were primarily recognized as a result of the acquisitions of our businesses. Other intangible assets consist primarily of airport operating rights, customer relationships and trade names. On at least an annual basis, we assess whether there has been any impairment in the value of goodwill and assess for impairment of other intangible assets when there are triggering events or circumstances. If the carrying value of the tested asset exceeds its estimated fair value, impairment is deemed to have occurred. In this event, the amount is written down to fair value. Under current accounting rules, this would result in a charge to reported earnings. We have recognized significant impairments in the past, and any future determination requiring the write-off of a significant portion of goodwill or other intangible assets would negatively affect our reported earnings and total capitalization, and could be material.

Our total assets include a substantial amount of intangible assets and fixed assets. The depreciation and amortization of these assets may negatively impact our reported earnings.

The high level of intangible and physical assets written up to fair value upon acquisition of our businesses generates substantial amounts of depreciation and amortization. These non-cash items serve to lower net income as reported in our consolidated statement of operations as well as our taxable income. The generation of net losses or relatively small net income may contribute to a net operating loss, or NOL, carryforward that can be used to offset current taxable income in future periods. However, the continued reporting of little or negative net income may adversely affect the attractiveness of our Company among some potential investors and may reduce the market for our shares.

The market price and marketability of our shares may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our shares may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our shares and may adversely affect our ability to raise capital through equity financings. These factors include, but are not limited to, the following:

•	significant volatility in the market price and trading volume of securities of Macquarie Group Limited and/or vehicles managed by the Macquarie Group or branded under the Macquarie name or logo;
•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors, which may not be related to the operating performance of these companies;
•	changes in our earnings or variations in operating results;
•	any shortfall in EBITDA excluding non-cash items or Free Cash Flow from levels expected by securities analysts;
•	changes in regulatory policies or tax law;
•	operating performance of companies comparable to us; and
•	loss of funding sources.

Risks Related to Taxation

We have significant NOL carryforwards that may be fully utilized over the next several years thereby subjecting us to payment of substantial U.S. federal income taxes and reducing our distributable Free Cash Flow.

We may, without the acquisition of businesses with NOLs, payment of performance fees or implementation of other strategies that provide us with additional tax shield, fully utilize our existing NOLs before we anticipate or have previously indicated. At that point, we may be subject to U.S. federal income taxes in consolidation and any liability could be material. Any liability will reduce distributable Free Cash Flow and could prevent the growth or reduce the rate of growth of our dividends.

The current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, qualified dividend income and long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. In addition, certain holders that are individuals, estates or trusts are subject to 3.8% surtax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of our shares. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time, which may affect market perceptions of our Company and the market price of our shares could be negatively affected.

Our ability to use our NOL carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation (or other entity taxable as a corporation, such as us) that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and certain other tax attributes to offset future taxable income. Generally speaking, an “ownership change” occurs if the aggregate percentage ownership of the stock of the corporation held by one or more “five-percent shareholders” (as defined in the Code and the Treasury regulations promulgated thereunder, or the Regulations) increases by more than fifty percentage points over such shareholders’ lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. If we undergo an ownership change, our ability to utilize NOLs and certain other tax attributes could be limited.

We have significant U.S. federal income tax NOLs, which may not be realized before they expire.

Our U.S. federal income tax NOL balance at December 31, 2014 was revised from $250.7 million to $286.7 million during the first quarter of 2015, which balance is available to offset future taxable income, if any. The revision relates to approximately $36.0 million for the election of bonus depreciation at IMTT for the 2014 tax year. While we have concluded that all of the NOLs will more likely than not be realized, there can be no assurance that we will utilize the NOLs generated to date or any NOLs we might generate in the future. In addition, we have incurred state NOLs and have provided a valuation allowance against a portion of those. As with our federal NOLs, there is also no assurance that we will utilize those state losses or future losses that may be generated. Further, the State of Illinois has suspended the use of NOL carryforwards through 2014, similar to the State of California’s suspension of an NOL deduction through 2011 for large corporations. There can be no assurance that other states will not suspend the use of NOL carryforwards or that California and Illinois will not extend the suspension of the use of NOL carryforwards.

The treatment of depreciation and other tax deductions under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, certain capital expenditures are eligible for accelerated depreciation, including 50% bonus depreciation for assets placed in service prior to December 31, 2014, for U.S. federal income tax purposes. In addition, certain other expenses are eligible to be deducted for U.S. federal income tax purposes. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time, which may affect market perceptions of us, and the market price of our shares could be negatively affected.

Risks Related to the Conversion

The benefits expected to be obtained from the conversion may not be achieved.

The benefits expected to be obtained from our conversion from a limited liability company to a corporation may not be achieved. For example, the conversion may not result in our inclusion in certain stock market indices, such as the S&P indices and the Russell indices, which we are eligible for as a corporation. Inclusion in such indices may not result in an increased demand for our securities and we may not have greater access to capital. The conversion also may not increase our ability to retain its current directors or attract and retain new directors.

We may issue preferred stock with rights, preferences and privileges that may be superior to the shares, and could have other negative consequences to holders of our shares.

Shares of preferred stock may be issued in a financing in which investors purchase preferred stock with rights, preferences, and privileges that may be superior to those of our shares. We may also use the authorized preferred stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. There are no assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value, or that they will not adversely affect our business or the trading price of the common stock. In addition, preferred stock could be issued for capital raising, financing and acquisition needs or opportunities that have the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the board of directors were to issue additional shares.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering.

We will not receive any proceeds from sales of shares offered by the Selling Security Holder under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges from continuing operations.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	11.99	1.84	2.13	1.39	N/M	(2)

(1)	Our ratio of earnings to fixed charges from continuing operations is computed by dividing (i) pre-tax income from continuing operations before equity in earnings and amortization charges of investees, plus amortization of capitalized interest, fixed charges and distribution received from equity investees classified as operating activities less interest capitalized; by (ii) fixed charges.
(2)	Our ratio of earnings to fixed charges from continuing operations for the year ended December 31, 2010 is not meaningful as fixed charges exceeded adjusted earnings in such year. Earnings were deficient to cover fixed charges by $14,871,000 in 2010.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is a summary of the material provisions of our certificate of incorporation and bylaws and specified provisions of the DGCL, in each case to the extent that they relate to shares of our capital stock. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the certificate of incorporation, the bylaws and the DGCL. These documents may be amended from time to time. You should read each of these documents because they, not this description, will define your rights as shareholders.

General

Our authorized capital stock consists of (i) 500,000,000 shares of common stock, $0.001, par value per share, (ii) 100 shares of special stock, $0.001, par value per share, and (iii) 100,000,000 shares of preferred stock, par value $0.001 per share. As of May 21, 2015, we had outstanding 79,427,057 shares of common stock, 100 shares of special stock and no shares of preferred stock.

Common Stock

Voting.  Each share of common stock is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Except as provided in the certificate of incorporation, the holders of common stock and special stock vote separately as different classes. Holders of common stock are not entitled to vote cumulatively for the election of directors. Except as provided in the certificate of incorporation or under the DGCL, all matters to be voted on by holders of common stock must be approved by a majority of the voting power of the shares present in person or represented by proxy at the meeting of shareholders or, in the case of the election of directors, by a plurality of the votes cast at a meeting at which a quorum is present (consisting of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or by proxy).

Dividends.  Subject to applicable law and the preference of any other stock ranking prior to the common stock as to the payment of dividends, holders of common stock are entitled to receive dividends in amounts as determined by the board of directors. We may pay dividends consisting of cash, property or shares of our capital stock.

Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, a corporation cannot pay dividends out of net profits if, after paying the dividend, the corporation’s capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Transfer Restriction.  The certificate of incorporation and bylaws do not restrict the transfer of shares of common stock but the bylaws provide that we have the power to enter into and perform any agreement with any shareholders to restrict the transfer of shares of our stock in any manner not prohibited by the DGCL.

Election of Directors.  Under the certificate of incorporation, at any time when the Management Services Agreement is in effect and our Manager or any of its affiliates holds at least 200,000 shares of common stock (which represents the number of shares of common stock with an aggregate value of at least $5 million at a price per share of common stock equal to the per share price of the shares sold in the initial public offering of the predecessor to MIC LLC) (as adjusted to reflect any subsequent equity splits or similar recapitalizations), holders of common stock, voting separately as a class, will be entitled to elect our directors other than one director who will be elected by the holders of special stock and who will act as the chairman of the board of directors.

At any time when the Management Services Agreement is not in effect or neither our Manager nor any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), the holders of common stock will be entitled to elect all of the directors to be elected at an election.

Other Rights.  Upon our liquidation, dissolution or winding up, all holders of common stock will be entitled to share equally, on a per share basis, in all of our assets of whatever kind available for distribution.

Trading.  Our common stock is listed on the NYSE under the symbol “MIC” in the same manner that limited liability company interests of MIC LLC were listed on the NYSE. Our transfer agent and registrar is Computershare, Inc.

Special Stock

Concurrently with our conversion from a corporation to a limited liability company, we issued to our Manager 100 shares of special stock. The sole purpose for the issuance of special stock to our Manager was to preserve our Manager’s previously-existing right to appoint one director to serve as the chairman of our board of directors, which right would otherwise have been lost upon consummation of the conversion.

Voting.  Each share of special stock is entitled to one vote on each matter to which holders of special stock are entitled to vote or provide consent.

Holders of special stock are not entitled to vote on or consent to any matter, except those matters explicitly set forth in the certificate of incorporation, which are as follows:

•	any further authorization for issuance of shares of special stock, which issuance will require the prior affirmative vote or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;
•	any issuance of shares of preferred stock, which issuance will require the prior affirmative or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;
•	any amendment of any provision of the certificate of incorporation or bylaws that would adversely affect the rights of holders of special stock as a class, which amendment will require the prior affirmative vote or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;
•	election of one director who will act as the chairman of the board of directors, which election will require the affirmative vote or written consent of the holders of special stock, voting or consenting separately as a class, as discussed immediately below in the section entitled “— Election of One Director”;
•	removal of any director for cause, which removal will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock and special stock (and any series of preferred stock then entitled to vote at an election of directors), voting together as a single class; and
•	removal of any director elected by the holders of special stock, voting or consenting separately as a class, without cause, which removal will require the affirmative vote or written consent of the holders of at 66 2/3% of the voting power of the issued and outstanding shares of special stock, voting or consenting separately as a class.

Election of One Director.  Under the certificate of incorporation, holders of special stock are entitled to elect one director, who will act as the chairman of the board of directors, at any time when the Management Services Agreement is in effect and our Manager or any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations).

Dividends.  The certificate of incorporation provides that holders of special stock are not entitled to any dividends.

Transfer Restriction.  The certificate of incorporation provides that holders of special stock may not offer, sell, pledge, transfer, dispose or distribute shares of special stock or enter into any agreement with respect to the foregoing.

Redemption.  Upon the earlier of (i) the termination of the Management Services Agreement or (ii) the date on which neither our Manager nor any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations) (in either case, a “Redemption Event”), all outstanding shares of special stock will be redeemed by us at a price equal to $0.001 per share, within five business days after we become aware of the occurrence of a Redemption Event. If we do not have sufficient funds legally available to redeem all outstanding shares of special stock, we will redeem a pro rata portion of each holder’s redeemable shares out of any legally available funds and redeem the remaining shares as soon as practicable after we have funds legally available thereafter. Any shares of special stock which are redeemed or otherwise acquired by us or any of our subsidiaries will be automatically and immediately canceled and retired and will not be reissued, sold or transferred. Neither we nor any of our subsidiaries may exercise any voting or other rights granted to the holders of special stock following redemption.

Other Rights.   Holders of special stock are not entitled to share in any distribution of assets in the event of any liquidation, dissolution or winding up of our affairs.

Trading.  Our special stock is not listed on any stock exchange.

Preferred Stock

This section summarizes the general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the preferred stock. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating an offering of our preferred stock, you also should refer to all of the provisions of our certificate of incorporation, the applicable certificate of designation for the offered series of preferred stock and the DGCL. The applicable certificate of designation will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

Our board of directors is authorized to fix the designations, rights, preferences, powers and limitations of and to issue each series of the preferred stock. Our board of directors has flexibility to create one or more series of preferred stock, from time to time, and to determine the relative designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each series, and a prospectus supplement will describe the terms of any series of preferred stock being offered thereby, including, without limitation:

•	the dividend rights, dividend rates and dividend periods (or the method of calculation);
•	the purchase price;
•	conversion or exchange rights;
•	any voting rights;
•	rights and terms of redemption (including sinking fund provisions) or repurchase;
•	redemption price or prices;
•	liquidation preferences of any such series;
•	the number of shares in each series;
•	the designation thereof;
•	whether the shares of preferred stock will be listed on a securities exchange;
•	any special U.S. federal income tax considerations; and
•	any other powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions.

The consent of our Manager, as holder of shares of special stock, is required for issuances of preferred stock.

Preferred stock may be issued, at the discretion of our board of directors, for any proper corporate purpose, without further action by our shareholders other than as may be required by applicable law. Shareholders do not have preemptive rights with respect to the future issuance of shares of preferred stock and shareholders’ interest in us could be diluted by any such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

The issuance of shares of preferred stock could affect the relative rights of holders of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of preferred stock as determined by the board of directors at the time of issuance, the holders of shares of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the holders of shares of common stock. We could use preferred stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance shareholder value or (iii) not adversely affect our business or the trading price of common stock. Any shares of preferred stock could be issued with rights, preferences and privileges that may be superior to those of the common stock.

Our board of directors has represented that it will not, without prior shareholder approval, approve the issuance or use of preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, as well as others imposed by applicable law and NYSE rules, the board of directors may approve the issuance or use of preferred stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock.

Forum Selection Clause

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.

Anti-Takeover Provisions

Certain provisions of the Management Services Agreement, our certificate of incorporation and our bylaws may make it more difficult for third parties to acquire control of us by various means. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

•	protect the position of our Manager and its rights to manage our business and affairs under the Management Services Agreement;
•	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of us;
•	discourage certain tactics that may be used in proxy fights;
•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and
•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our shareholders.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our Manager may be terminated means that it will be very difficult for a potential acquirer to take over the management and operation of our business. Under the terms of the Management Services Agreement, our Manager may only be terminated by us in the following circumstances:

•	our shares underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of our shares (excluding any shares owned by our Manager or any affiliate of our Manager) vote to remove our Manager;
•	our Manager materially breaches the terms of the Management Services Agreement and such breach continues unremedied for 60 days after notice;
•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the Management Services Agreement or engages in fraudulent or dishonest acts; or
•	our Manager experiences certain bankruptcy events.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the Management Services Agreement, the Management Services Agreement provides that in circumstances where our common stock ceases to be listed on a recognized U.S. national securities exchange as a result of the acquisition of our common stock by third parties in an amount that results in the common stock ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the Management Services Agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our common stock could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our Company, subject to debt repayment obligations. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with our shareholders or our affiliates without the prior written approval of our Manager. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them.

Furthermore, upon resignation of our Manager and the termination of the Management Services Agreement, or within 30 days of a delisting of our shares unless otherwise agreed by our Manager, we and our subsidiaries will cease using the Macquarie brand entirely, including changing our names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by us, we and our subsidiaries will cease using the Macquarie brand within 30 days of termination.

Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws and Under Delaware Corporate Law

A number of provisions of our certificate of incorporation, bylaws and the DGCL also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

Business Combinations.  The certificate of incorporation prohibits the merger or consolidation of us with or into any limited liability company, corporation, trust or any other unincorporated business or the sale, lease or exchange of all or substantially all of our assets unless the board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of a majority of the outstanding shares entitled to vote thereon; provided, however, that any shares held by the Manager or an affiliate or associate of the Manager shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or any affiliate or an associate thereof.

We are subject to the provisions of Section 203 of the DGCL.

Section 203 prohibits an “interested stockholder” from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder, unless:

•	prior to the date such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
•	upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or
•	on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include:

•	any merger or consolidation involving the corporation and an interested stockholder;
•	any sale, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation;
•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;
•	any transaction involving the corporation which has the effect of increasing the proportionate share of any class or series of stock of the corporation beneficially owned by the interested stockholder; or
•	the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 generally defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The certificate of incorporation provides that we shall not merge or consolidate with any other entity or sell, lease or exchange its property and assets, unless the board of directors adopts a resolution approving such action by the affirmative vote of at least a majority of the total number of directors then in office and an affirmative vote of the shareholders holding a majority of the voting power of our issued and outstanding shares of stock. Any shares held by the Manager or its affiliate or associate will not be entitled to vote on approval of any merger or consolidation with or into, or sale, lease or exchange to, the Manager or its affiliate or associate.

The certificate of incorporation also provides that the affirmative vote of at least 66 2/3% of our outstanding shares of stock (excluding shares held by an “interested stockholder” (as defined in the certificate of incorporation) or any of its affiliates or associate) is required to approve any “business combination” (as defined in the certificate of incorporation). Such affirmative vote is required notwithstanding any law or agreement with any securities exchange or otherwise. The “continuing directors” (as defined in the certificate of incorporation) will determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with the provisions relating to certain business combinations and transactions, including, without limitation, (a) whether a person is an interested stockholder, (b) the number of shares of our stock beneficially owned by any person, (c) whether a person is an affiliate or associate of another and (d) the “fair market value” (as defined in the certificate of incorporation) of our equity securities or any of our subsidiaries.

Vacancies; Acting by Written Consent.  Subject to the right of our Manager as holder of the special stock to elect one director and his or her successor in the event of a vacancy, the certificate of incorporation authorizes only our board of directors to fill vacancies, including for newly created directorships. This provision could prevent a shareholder of ours from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees.

Except as otherwise provided in the certificate of incorporation, holders of our shares are not permitted to act by written consent.   Instead, shareholders may only take action via proxy, which may be presented at a duly called annual or special meeting of our shareholders. Furthermore, the certificate of incorporation provides that special meetings may only be called by the chairman of our board of directors or by resolution adopted by our board of directors.

Nomination and Proposal Procedures.  Our bylaws provide that shareholders seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of shareholders of our Company must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of our preceding year’s annual meeting. In addition, the shareholder furnishing such notice must be a shareholder of record on both (1) the date of delivering such notice and (2) the record date for the determination of shareholders entitled to vote at such meeting. The bylaws specify certain requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting. To deliver timely notice of a nomination for a special meeting of shareholders, a shareholder must submit such written notice at least 120 days but not more than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting date and of the proposed nominees.

Future Issuances of Common Stock.  Authorized but unissued shares of common stock are available for future issuance, without approval of our shareholders. These additional shares may be utilized for a variety of purposes, including acquisitions, compensation and incentive plans and future public or private offerings to raise additional capital. One of the effects of the existence of such unissued shares may be to enable the board of directors to discourage or prevent a potential acquisition or takeover (by means of a tender or exchange offer, proxy contest or otherwise) and thereby to protect the continuity of the management.

Removal Procedures.  Our certificate of incorporation provides that any director may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock, special stock and preferred stock, if any, voting together as a single class. Any director elected by the holders of common stock, voting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock voting separately as a separate class. Any director elected by the holders of special stock, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of special stock voting separately as a separate class.

Rights Plan.  Although we do not have a shareholder rights plan, under Delaware law, the board of directors could adopt such a plan without shareholder approval. If adopted, a shareholder rights plan could operate to cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors.

Amendment of Certificate of Incorporation and Bylaws.  Our board of directors has broad authority, subject to the limitations described below, to amend the certificate of incorporation and bylaws. The board, with shareholder approval if required, could in the future choose to amend the certificate of incorporation or bylaws to include other provisions which have the intention or effect of discouraging takeover attempts. Under the DGCL, the certificate of incorporation may be amended by an affirmative vote of a majority of the directors then in office and a majority of the outstanding stock and entitled to vote thereon. The certificate of incorporation and the bylaws provide that the board of directors may amend the bylaws by resolution adopted by the affirmative vote of a majority of the total number of directors then in office, subject to limitations under Delaware law. Section 6.6 (Replacement manager) and Section 11.1 (Amendments) of the bylaws may not be amended without the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting of shareholders. For so long as the Management Services Agreement is in effect, Section 3.7 (Appointment of Chairman of the Board), Article VI (Management), and Article XI (Amendments) of the bylaws may not be amended without the prior written consent of our Manager.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture entered into between us and Wells Fargo Bank, National Association, as trustee, and subordinated debt securities will be issued under a subordinated indenture, to be entered into between us and Wells Fargo Bank, National Association, as trustee. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the indentures. The senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part.

We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospective supplement relating to that series or issue.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time as permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

As used in this “Description of Debt Securities,” the terms “the company,” “we,” “our” and “us” refer to Macquarie Infrastructure Corporation, a Delaware corporation, and do not, unless otherwise provided, include our subsidiaries.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior debt, as defined, and described more fully, under “— Subordination,” to the extent and in the manner set forth in the subordinated indenture.

The indentures will not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to the company, whether by dividend, loan or other payment, unless such subsidiaries guarantee the debt securities issued by the company. Therefore, without such guarantees, the assets of the company’s subsidiaries will be subject to the prior claims of all their respective creditors, including the lenders under any credit facilities or debt instruments maintained by our subsidiaries and trade creditors of our subsidiaries. The payment of dividends or the making of loans or advances to the company by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of debt securities of such series;
•	the purchase price for the debt securities and the denominations of the debt securities, if other than denominations of $2,000 or any integral multiple of $1,000;
•	the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended or the method used to determine or extend those dates;
•	the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate or rates shall be determined;
•	the basis for calculating interest if other than a 360-day year of twelve 30-day months;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date, or the method by which such date or dates shall be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period;
•	any provisions that would determine payments on the debt securities by reference to any index, formula or other method, and the manner of determining the amount of such payments;
•	the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;
•	the rate or rates of amortization of the debt securities, if any;
•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which any debt securities of such series shall be redeemed, in whole or in part, pursuant to such obligation;
•	the period or periods within which, the price or prices at which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
•	any restriction or condition on the transferability of the debt securities of a particular series;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default, as defined below, if other than the full principal amount;
•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from or modifications or additions to the events of default or our covenants with respect to the applicable series of debt securities, and any provision for the suspension of certain covenants based on credit ratings or other criteria applicable to us or securities issued by us;
•	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance, which terms are described below, to the debt securities;
•	whether we are issuing the debt securities in whole or in part in global form;
•	the depositary for global or certificated debt securities;
•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
•	whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);
•	whether and the extent to which the debt securities are entitled to the benefits of any guarantees by any of our subsidiaries or any other form of guarantee;
•	whether the debt securities will be subordinated and the terms of the subordination provisions that will apply to the debt securities; and
•	any other specific terms of the debt securities not inconsistent with the indenture.

Each prospectus supplement, if required, will describe the material U.S. federal income tax considerations associated with the purchase, ownership and disposition by U.S. holders and non-U.S. holders (in each case, as defined under the heading “Material U.S. Federal Income Tax Considerations”) relating to the specific series of debt securities offered.

Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior debt of the company.

The terms of the subordination of a series of subordinated securities, together with the definition of senior debt related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

Our creditors who do not hold senior debt will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally and ratably with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.

Except to the extent otherwise set forth in a prospectus supplement, the indentures do not contain any restriction on the amount of senior debt which we may incur.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

Unless otherwise noted in a prospectus supplement, we will not merge with or into or consolidate with any other person or sell, assign, transfer or convey our properties and assets substantially as an entirety to any other person other than a direct or indirect wholly-owned subsidiary of ours, unless:

•	we are the surviving corporation or limited liability company or, in case we merge into or consolidate with another person or sell, assign, transfer or convey our properties and assets substantially as an entirety to any person, the person into which we are merged or formed by such consolidation or the person which acquires our properties and assets substantially as an entirety is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the applicable indenture;
•	immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing; and
•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default, Notice and Waiver

Unless a prospectus supplement states otherwise, the following shall constitute events of default under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;
•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;
•	our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of the company; and
•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of an event of default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such event of default.

The trustee, subject to its duties during an event of default to act with the required standard of care, may require indemnification satisfactory to the trustee by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture;
•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
•	the trustee shall not have instituted such action within 60 days of such request; and
•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish periodically to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in a prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in a prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (referred to as defeasance) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (referred to as covenant defeasance), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient (in the opinion of an independent registered accounting firm) to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;
•	reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt securities of any series;
•	change our obligation to pay any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities, as the case may be, except as otherwise contemplated by the applicable indenture;
•	reduce the amount of principal of an original issue discount debt security or any other debt security that would be payable upon declaration of acceleration of the maturity thereof;

•	change the place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date);
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults thereunder and their consequences;
•	modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement for each offering of such debt securities. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;
•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or
•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement for the offering of that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;
•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and
•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of the company, the trustee or any other agent of the company or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal (or premium, if any) or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days and under such other circumstances, if any, as may be described in an applicable prospectus supplement. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indentures are subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Concerning the Trustee

We anticipate appointing Wells Fargo Bank, National Association, the trustee under the indentures, as the paying agent, registrar and custodian with regard to the debt securities. As of the date of this prospectus, the trustee and its affiliates and Macquarie Infrastructure Corporation and its affiliates may have various business relationships. In addition, as of the date of this prospectus, the trustee and its affiliates and the Macquarie Group and its affiliates, including the Manager, may have various business relationships. The trustee or its affiliates may in the future provide banking and other services to us and our subsidiaries, and to the Macquarie Group and its affiliates, including the Manager, in the ordinary course of their respective businesses.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations associated with the purchase, ownership and disposition of our shares by U.S. holders (as defined below) and non-U.S. holders (as defined below). Except where noted, this discussion deals only with the shares held as capital assets by holders who acquired the shares in this issuance and does not address special situations, such as those of:

•	dealers in securities or currencies;
•	financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt organizations;
•	insurance companies;
•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, actually or constructively, more than 5% of our shares; or
•	persons liable for alternative minimum tax.

This discussion does not address the material U.S. federal income tax considerations associated with the purchase, ownership and disposition of debt securities which will be set forth, if required, in the applicable prospectus supplement.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. holder” of our shares means a beneficial owner of our shares that is:

•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. holder” of our shares means a beneficial owner of our shares that is an individual, a corporation, an estate or a trust that is neither a U.S. holder nor a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes).

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, we urge you to consult your own tax adviser.

We cannot assure you that the IRS, or the courts will agree with the tax consequences described herein.

A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in our shares. If you are considering the purchase of our shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our shares applicable to U.S. holders, subject to the limitations described above.

Distributions

Distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid by us to certain non-corporate U.S. holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (currently at a maximum tax rate of 20%), provided that the U.S. holder receiving the dividend satisfies the applicable holding period and other requirements. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain.

Dispositions

Upon a sale, exchange or other taxable disposition of our shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in our shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the shares for more than one year at the time of disposition. Long-term capital gains of certain non-corporate U.S. holders (including individuals) are currently subject to U.S. federal income taxation at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax on Investment Income

Certain U.S. holders who are individuals, estates, or trusts will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its dividend income and its gains from the disposition of our shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our shares.

Information Reporting and Backup Withholding Requirements

In general, dividends on our shares, and payments of the proceeds of a sale, exchange or other taxable disposition of our shares paid to a U.S. holder are subject to information reporting and may be subject to backup withholding at a current maximum rate of 28% unless the U.S. holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be refunded by the IRS or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders, subject to the limitations described above.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our shares will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and (ii) in the case of a non-U.S. holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the non-U.S. holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the non-U.S. holder complies with applicable certification and disclosure requirements); instead, a non-U.S. holder is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. Any U.S. trade or business income received by a non-U.S. holder that is a corporation also may be subject to a “branch profits tax” at a 30% rate (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Distributions

Distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our shares. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain (and thus treated in the manner described in “— Dispositions” below). In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty. A non-U.S. holder of our shares that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty.

The U.S. federal withholding tax described in the preceding paragraph does not apply to dividends that represent U.S. trade or business income of a non-U.S. holder who provides a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

Dispositions

Except as set forth below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our shares unless:

•	the gain is U.S. trade or business income;
•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other conditions; or
•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and our shares have ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the disposition occurs.

We have not determined whether we are a U.S. real property holding corporation, and no assurance can be given that we are not or will not become one in the future. If, however, we are or become a U.S. real property holding corporation, so long as our shares are regularly traded on an established securities market, generally only a non-U.S. holder who holds or held directly or indirectly (at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period) more than five percent of our shares will be subject to United States federal income tax on the disposition of our shares. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a U.S. real property holding corporation.

Information Reporting and Backup Withholding Requirements

We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a non-U.S. holder of our shares generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our shares to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our shares).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in us.

Federal Estate Tax

Our shares beneficially owned by an individual who is not a citizen or resident of the U.S. (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

U.S. Foreign Account Tax Compliance Act Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include dividend payments on, and the gross proceeds from, the sale or other disposition of, our common stock. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common shares through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of our common shares could also be subject to FATCA withholding unless such disposition occurs before January 1, 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

SELLING SECURITY HOLDER

The Selling Security Holder is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets. The Selling Security Holder may from time to time offer and sell pursuant to this prospectus any or all of the shares beneficially owned by it.

PLAN OF DISTRIBUTION

Sales of our securities

We may sell the securities offered by us pursuant to this prospectus and any accompanying prospectus supplements separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors;
•	through agents; or
•	through a combination of any of these methods of sale.

We may sell the securities offered by us pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The obligations of the underwriters to purchase securities will be subject to the conditions set forth in the applicable underwriting agreement.

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

In addition, the Selling Security Holder may sell shares under this prospectus in any of these ways. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Security Holder may also sell shares of our shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters, if any;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which such securities may be listed;
•	a discussion of any other material U.S. federal income tax considerations applicable to the securities being offered that is not otherwise discussed in this prospectus; and
•	other material terms of the offering.

If we or the Selling Security Holder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, the Selling Security Holder or from our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement accompanying this prospectus will identify any such underwriter, dealer or agent, and describe any compensation received by them from us or the Selling Security Holder. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by a FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the Selling Security Holder for the sale of any shares being registered pursuant to Rule 415 under the Security Act. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Underwriters, dealers and agents may be entitled to indemnification by us or the Selling Security Holder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or the Selling Security Holder and the underwriters, dealers and agents.

We or the Selling Security Holder may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or the Selling Security Holder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option, if any, to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

The Selling Security Holder and any other person participating in a distribution of the securities covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by the Selling Security Holder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

In the ordinary course of business activities, any underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the account of their customers and may at any time hold long and short positions in such securities and instruments. Such instruments may involve securities and instruments of the Company.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Macquarie Infrastructure Company LLC and subsidiaries as of December 31, 2014 and 2013 and for each of the years in the three year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2014 contains an explanatory paragraph that states that Macquarie Infrastructure Company LLC acquired IMTT Holdings Inc. during 2014, and management excluded from its assessment of the effectiveness of Macquarie Infrastructure Company LLC’s internal control over financial reporting as of December 31, 2014, IMTT Holdings Inc.’s internal control over financial reporting associated with total assets of $4.1 billion and total revenues of $255.9 million included in the consolidated financial statements of Macquarie Infrastructure Company LLC as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of Macquarie Infrastructure Company LLC also excluded an evaluation of the internal control over financial reporting of IMTT Holdings Inc.

The consolidated financial statements of IMTT Holdings Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

1,900,000 Shares

Macquarie Infrastructure Corporation

Prospectus Supplement
           , 2015

J.P. Morgan